UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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INTEGRAL SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTEGRAL SYSTEMS, INC.

6721 Columbia Gateway Drive

Columbia, Maryland 21046

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 16, 2011

TO THE STOCKHOLDERS OF INTEGRAL SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Integral Systems, Inc., a Maryland corporation (the “Company”), will be held at the Company’s offices located at 6721 Columbia Gateway Drive, Columbia, Maryland, at 10:00 a.m., on February 16, 2011, for the following purposes:

1.	To elect Mr. Brian R. Kahn, Mr. Melvin L. Keating and General Thomas S. Moorman, Jr., USAF, Retired, to serve on the Board of Directors for a term continuing until the annual meeting of stockholders held in 2014 and until their successors are duly elected and qualified;

2.	To approve in a non-binding vote the compensation of the Company’s named executive officers;

3.	To conduct a non-binding vote on the frequency of future non-binding stockholder votes to approve the compensation of the Company’s named executive officers;

4.	To conduct a non-binding vote to ratify the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year; and

5.	To transact such other business that may properly come before the Annual Meeting.

All of the foregoing is more fully set forth in the Proxy Statement accompanying this Notice.

The Board of Directors of the Company has set the close of business on December 20, 2010 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of the stockholders as of the record date will be available for inspection by stockholders, for any purpose germane to the Annual Meeting, at the Company’s offices or the offices of Registrar & Transfer Co., the Company’s transfer agent, during normal business hours for a period of ten (10) days prior to the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. REGARDLESS OF WHETHER YOU PLAN ON ATTENDING THE ANNUAL MEETING, PLEASE TAKE THE TIME TO PROMPTLY VOTE YOUR PROXY BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

By Order of the Board of Directors,

R. Miller Adams
General Counsel, Executive Vice President for Corporate Affairs and Corporate Secretary

January 12, 2011

Columbia, Maryland

INTEGRAL SYSTEMS, INC.

2011 ANNUAL MEETING OF STOCKHOLDERS

i

INTEGRAL SYSTEMS, INC.

6721 Columbia Gateway Drive

Columbia, Maryland 21046

PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, FEBRUARY 16, 2011

Integral Systems, Inc.’s Notice of Annual Meeting and Proxy Statement, Annual Report and other proxy materials are available at http://www.cfpproxy.com/3409.

The Board of Directors (the “Board of Directors” or the “Board”) of Integral Systems, Inc., a Maryland corporation (the “Company,” “we,” “us” or “our”), solicits your proxy for the 2011 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), to be held at 10:00 a.m. on Wednesday, February 16, 2011, at the Company’s offices located at 6721 Columbia Gateway Drive, Columbia, Maryland, and any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

These proxy solicitation materials were first distributed on or about January 12, 2011 to all stockholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters described in the accompanying Notice of Annual Meeting of Stockholders. These actions include: the election of three directors; the approval in a non-binding vote of the Company’s named executive officer compensation; the vote, on a non-binding basis, on the frequency of future non-binding stockholder votes to approve the compensation of the Company’s named executive officers; the non-binding vote to ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year; and any other matter properly presented. In addition, following the Annual Meeting’s formal proceedings, our management will report on the Company’s performance during fiscal year 2010 and respond to questions from stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, December 20, 2010, are entitled to receive notice of and to vote at the Annual Meeting, and any postponement or adjournment of the Annual Meeting. Each outstanding share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), entitles its holder to cast one vote with respect to each nominee for director and one vote on each other matter to be voted upon.

Who can attend the Annual Meeting?

All stockholders of record at the close of business on the record date, or their duly appointed proxies, may attend the Annual Meeting. If you hold your shares in “street name” through a broker or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of Common Stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date and entitled to vote will constitute a quorum. A quorum is required for business to be conducted at the Annual Meeting. As of the December 20, 2010 record date, 17,608,556 shares of our Common Stock were outstanding and entitled to vote. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. Similarly, broker non-votes will be counted in determining whether there is a quorum.

How do I vote?

If you are a stockholder of record, meaning that your shares are registered in your name, you may vote either by casting your vote in person at the Annual Meeting, or by marking, signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided. If you hold your shares in “street name” through a broker or other nominee, you will receive separate voting instructions from your broker, bank or other nominee explaining how to vote your shares.

What does the Board of Directors recommend?

The recommendations of the Board of Directors are set forth after the description of each item in this proxy statement. In summary:

•

the Board recommends a vote “FOR” the election of Mr. Brian R. Kahn, Mr. Melvin L. Keating and General Thomas S. Moorman, Jr., USAF, Retired, to serve on the Board of Directors, each of whom was nominated by the Board (see Proposal No. 1);

•	the Board recommends a vote “FOR” approval of the compensation of the Company’s named executive officers (see Proposal No. 2);

•	the Board recommends that stockholders vote to conduct future non-binding stockholder votes to approve the compensation of the Company’s named executive officers every year (see Proposal No. 3); and

•

the Board recommends a vote “FOR” ratification of the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year (see Proposal No. 4).

How will my shares be voted?

Your shares will be voted as you indicate on the proxy card. If you return your signed proxy card but do not mark the boxes indicating how you wish to vote, your shares will be voted: “FOR” the election of the three (3) director nominees nominated by the Board; “FOR” approval of the compensation of the Company’s named executive officers; in favor of future non-binding votes on the compensation of the Company’s named executive officers occurring every year; and “FOR” ratification of the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year. Your shares will be voted in accordance with the discretion of the proxy holders as to any other matter that is properly presented.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may be permitted to exercise voting discretion on some of the items to be acted upon at the Annual Meeting. Where your broker does not have such discretion, a “broker non-vote” occurs, and your shares will not be voted on those items and will not be counted in determining the number of shares necessary for approval for each item. Under applicable rules, brokers are not permitted to vote without instructions from the beneficial owner on the election of directors or with respect to executive compensation. Therefore, if your shares are held through a broker, bank or other nominee, they will not be voted in the election of directors or with respect to executive compensation unless you affirmatively vote your shares.

Can I change my vote or revoke my proxy after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the Annual Meeting. Regardless of the way in which you submitted your original proxy, you may change it by:

•	returning a later-dated signed proxy card;

•	delivering a written notice of revocation to the Company at 6721 Columbia Gateway Drive, Columbia, Maryland 21046, Attn.: R. Miller Adams, Corporate Secretary; or

•	attending the Annual Meeting and voting in person.

If your shares are held through a broker or other nominee, you will need to contact that institution if you wish to change your voting instructions.

What vote is required to approve each proposal?

For Proposal No. 1, election of the directors, a plurality of the votes cast at the Annual Meeting at which a quorum is present is sufficient to elect each director. For the purposes of Proposal No. 1, “plurality” means that the three nominees receiving the highest number of “FOR” votes cast will be elected to the Board. Shares as to which a stockholder withholds voting authority and broker non-votes will have no effect on the outcome of the election of directors.

For Proposal No. 2 (non-binding vote approving the Company’s named executive officer compensation), Proposal No. 3 (non-binding vote on the frequency of future non-binding stockholder votes on the Company’s named executive officer compensation) and Proposal No. 4 (non-binding vote to ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year), the affirmative vote of a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote at the Annual Meeting at which a quorum is present is required for approval. Abstentions and broker non-votes will have no effect on the outcome of the vote with respect to Proposal No. 2, Proposal No. 3 or Proposal No. 4.

Who will count the votes?

Representatives of Registrar & Transfer Co., our independent stock transfer agent, will count the votes and act as the inspector of election.

Who paid for the cost of this proxy solicitation?

The Company paid for this proxy solicitation. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. Proxies will be solicited by mail, telephone or other means of communication. Our directors, officers and regular employees who are not specifically employed for proxy solicitation purposes and who will not receive any additional compensation for such activities also may solicit proxies.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that meet or exceed the NASDAQ Stock Market, Inc. (“NASDAQ”) Listing Standards. As described in the Corporate Governance Guidelines, the Board of Directors makes an affirmative determination regarding the independence of each director annually. An “independent director” is a director who meets the NASDAQ definition of independence, as determined by the Board. The full text of the Corporate Governance Guidelines can be found in the Corporate Governance section of the Company’s website (http://isys.client.shareholder.com/governance.cfm). A copy also may be obtained upon request to the Company at 6721 Columbia Gateway Drive, Columbia, Maryland 21046, Attn.: R. Miller Adams, Corporate Secretary.

Director Independence

The Board of Directors undertook its annual review of director independence in December 2010, and in the process reviewed the independence of each director nominee. The purpose of these reviews was to determine whether any of the director nominees had relationships or transactions that were inconsistent with a determination that the nominee is independent. During these reviews, transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries were considered.

Based on the NASDAQ Listing Standards, the Board affirmatively determined that each of Dr. John M. Albertine, Mr. Brian R. Kahn, Mr. Melvin L. Keating, Mr. Bruce L. Lev, Mr. R. Doss McComas, General Thomas S. Moorman, Jr., USAF, Retired, and Ms. Bonnie K. Wachtel is an independent director. Mr. Alan W. Baldwin and Mr. Paul G. Casner, Jr. are considered inside directors, and therefore not independent, as a result of their employment by the Company. Mr. Baldwin was previously employed by the Company as Interim Chief Executive Officer and President during the 2009 fiscal year. Mr. Casner currently serves as Chief Executive Officer and President of the Company. Major General James B. Armor, Jr., USAF, Retired, and Mr. William F. Leimkuhler are directors of the Company, but each has submitted (and the Board has accepted) his resignation as a director of the Company effective the day before the Annual Meeting. For additional information regarding these resignations, please see the section titled “Selection of Director Nominees” below. The Board determined in December 2010 that General Armor and Mr. Leimkuhler are independent directors.

Meetings of the Board of Directors; Attendance at Annual Meetings

The Board of Directors met 11 times during the fiscal year ended September 24, 2010. With the exception of General Armor, who has resigned effective the day before the Annual Meeting, each of the Company’s incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees on which he or she served during the time he or she served as a director or a member of any committee. The Company encourages all directors to attend each Annual Meeting. Each of the current Board members who was a member of the Board at the time of the 2010 Annual Meeting of Stockholders attended the 2010 Annual Meeting.

Committees of the Board

The Board’s standing committees include: an Audit Committee; a Compensation Committee; a Nominating Committee; a Strategic Growth Committee; and a Special Litigation Committee. The Board has adopted a written charter for each of the Audit, Nominating and Compensation Committees, and those charters are available in the Corporate Governance section of the Company’s website (http://isys.client.shareholder.com/governance.cfm). Copies of the committee charters also may be obtained upon request to the Company at 6721 Columbia Gateway Drive, Columbia, Maryland 21046, Attn.: R. Miller Adams, Corporate Secretary. The current members of the Board’s committees are:

Director	Audit Committee	Compensation Committee	Nominating Committee	Strategic Growth Committee	Special Litigation Committee
John M. Albertine	—	X	X	X	X
James B. Armor, Jr.	—	—	—	X	Chair
Alan W. Baldwin	—	—	—	X	—
Paul G. Casner, Jr.	—	—	—	—	—
Brian R. Kahn	—	—	X	X	X
Melvin L. Keating	X	X	—	—	—
William F. Leimkuhler	Chair	X	Chair	X	—
Bruce L. Lev	X	Chair	—	—	—
R. Doss McComas	X	X	—	Chair	—
Thomas S. Moorman, Jr.	—	—	—	X	—
Bonnie K. Wachtel	X	—	—	—	—

Audit Committee. The Audit Committee’s responsibilities include selecting, evaluating, appointing, replacing and overseeing the services of the Company’s independent registered public accounting firm; pre-approving the terms of all audit services, and any permissible non-audit services, to be provided by the Company’s independent registered public accounting firm; evaluating the independent registered public accounting firm’s qualifications and independence, including considering whether any circumstance, including the performance of any permissible non-audit services, would impair the independence of the Company’s independent registered public accounting firm; overseeing the accounting, reporting and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements; overseeing the Company’s internal control environment and compliance with legal and regulatory requirements; and overseeing the performance of the Company’s internal audit function and independent registered public accounting firm.

The Board of Directors has determined that the members of the Audit Committee are independent as defined in the NASDAQ Listing Standards. In addition, the members of the Committee meet additional, heightened independence criteria that apply to audit committee members under the NASDAQ Listing Standards. The Audit Committee met 16 times during fiscal year 2010. There is unrestricted access between the Audit Committee and the independent registered public accounting firm. The Board of Directors has determined that Melvin L. Keating (an independent director) is an “audit committee financial expert,” as defined in SEC rules, as a result of his degrees in accounting and finance, his service on various audit committees and his years working as a chief financial officer or chief executive officer at public companies, which required him to analyze and evaluate financial statements. In addition, the Board has determined that William F. Leimkuhler (an independent director) is an “audit committee financial expert,” as defined in SEC rules, as a result of his service on various audit committees and his years working as an investment banker, which required him to analyze and evaluate the financial statements of numerous public companies.

Compensation Committee. The Compensation Committee’s responsibilities include reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, recommending to the independent directors the Chief Executive Officer’s compensation level based on this evaluation, recommending to the Board the compensation of other executive officers based upon the recommendation of the Chief Executive Officer, reviewing the compensation of directors for service on the Board and its committees and recommending changes in compensation to directors, and administering the Company’s equity incentive-based and equity-based compensation plans that are subject to the Board’s approval.

The Board of Directors has determined that the members of the Compensation Committee are independent as defined in the NASDAQ Listing Standards. The Compensation Committee met nine times during fiscal year 2010. For additional information regarding the processes and procedures used by the Compensation Committee, please see the section titled “Compensation Discussion and Analysis” below.

Nominating Committee. The Nominating Committee’s responsibilities include identifying qualified individuals to become directors of the Company, recommending to the Board of Directors qualified director nominee(s) for election at annual meetings and special meetings of stockholders and persons to be considered to fill any Board vacancy and any newly created directorship, and recommending to the Board membership on the Audit Committee. The Board has determined that the members of the Nominating Committee are independent as defined in the NASDAQ Listing Standards. The Nominating Committee met four times during fiscal year 2010.

Strategic Growth Committee. The Strategic Growth Committee’s responsibilities include overseeing the development and pursuit of the strategic plans and goals of the Company.

Special Litigation Committee. The Special Litigation Committee, originally named the Demand Review Committee, initially was charged with investigating, analyzing and evaluating the matters raised in two stockholder demand letters. For more information on the demand letters, please see Item 3 (Legal Proceedings) in the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2009. In July 2009, the Committee was renamed the Special Litigation Committee, and it is currently inactive as the Company presently is not a party to material litigation. The Board has determined that the members of the Special Litigation Committee are independent as defined in the NASDAQ Listing Standards.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an officer or employee of the Company, and no interlocking relationship exists between the Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

Risk Considerations in Our Compensation Program

Our Compensation Committee has reviewed management’s assessment of the risks associated with the Company’s current compensation programs and policies covering our employees, including executives. Management’s risk assessment and the Compensation Committee’s review considered all aspects of our compensation policies and programs, including the balance between fixed compensation, short-term incentive compensation and long-term incentive compensation, the types of goals used with respect to our short-term incentive compensation programs, and the potential payouts and other characteristics of our short-term and long-term incentive compensation programs.

Selection of Director Nominees

The Nominating Committee will consider candidates for Board membership suggested by its members and other Board members, as well as by management and stockholders. The Nominating Committee does not have a formal policy for consideration of director candidates recommended by the Company’s stockholders because the Board has adopted Corporate Governance Guidelines that state that stockholder-recommended candidates will be evaluated using the same criteria as internally generated candidates. You may recommend any person for consideration as a director nominee by writing to the Nominating Committee of the Board of Directors, c/o

Integral Systems, Inc., 6721 Columbia Gateway Drive, Columbia, Maryland 21046. Recommendations must include the name and address of the stockholder making the recommendation, a representation that the stockholder is a holder of our Common Stock, biographical information about the individual recommended and any other information the stockholder believes would be helpful to the Nominating Committee in evaluating the individual recommended.

Once the Nominating Committee has identified a candidate, the Nominating Committee evaluates the candidate by considering any and all factors that it deems to be relevant, as described more fully in “Director Qualifications” below.

On August 13, 2010, the Company acted by resolution of the Board of Directors to elect to be subject to all of the provisions of Sections 3-803, 3-804 and 3-805 of Title 3, Subtitle 8 of the Maryland General Corporation Law (the “MGCL”). As a result of the Company’s election to be subject to Section 3-803 of the MGCL, the Board is classified into three separate classes of directors, with directors in each class generally serving three-year terms. Previously, the Board consisted of a single class of directors, with directors standing for election every year.

The Board acted by resolution to classify the Board into three classes in accordance with Section 3-803 of the MGCL with the Class I directors having an initial term continuing until the Annual Meeting and until their successors are elected and qualified, the Class II directors having an initial term continuing until the annual meeting of stockholders in 2012 and until their successors are elected and qualified, and the Class III directors having an initial term continuing until the annual meeting of stockholders in 2013 and until their successors are elected and qualified. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that annual meeting of stockholders will be elected to hold office for a term continuing until the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualified, or until their earlier death, resignation or removal.

The Nominating Committee makes a recommendation to the full Board of Directors as to any persons it believes should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating Committee. Based on the Nominating Committee’s recommendation, the Board of Directors elected General Thomas S. Moorman, Jr., USAF, Retired, as a new director in April 2010 and Messrs. Brian R. Kahn and Melvin L. Keating as new directors in October 2010. General Moorman was referred to the Company by a former director and executive officer of the Company. On October 8, 2010, the Board of Directors elected Messrs. Kahn and Keating as new Class I directors, each having an initial term continuing until the Annual Meeting. The election of Messrs. Kahn and Keating to the Board of Directors was pursuant to an agreement entered into on October 8, 2010 (the “Vintage Agreement”) between the Company and Company stockholders, Vintage Partners, L.P., Vintage Partners GP, LLC, Vintage Capital Management, LLC and Brian R. Kahn (together, the “Vintage Group”). The Company agreed to a number of additional terms in the Vintage Agreement, including to:

•	nominate Messrs. Kahn and Keating for election and include Messrs. Kahn and Keating in the Board’s slate of nominees for election as directors at the Annual Meeting;

•	take all actions necessary and appropriate to obtain the resignation of two directors and reduce the size of the Board of Directors to nine directors before the Annual Meeting;

•	seek to obtain proxies in favor of the election of Messrs. Kahn and Keating as directors at the Annual Meeting;

•	call and convene the Annual Meeting no later than February 28, 2011 and the 2012 annual meeting of stockholders no later than February 29, 2012;

•

subject to compliance with applicable U.S. Securities and Exchange Commission (“SEC”) and NASDAQ corporate governance rules, permit one of Messrs. Kahn and Keating to serve on each of the committees of the Board until immediately prior to the 2012 annual meeting of stockholders, so long as either of Mr. Kahn or Mr. Keating remains as a director; and

•

so long as the Vintage Group beneficially owns more than 5% of the Company’s then-outstanding common stock, (A) permit the Vintage Group to submit the name of a replacement director for consideration by the Company through the 2012 annual meeting of stockholders, if Mr. Kahn or Mr. Keating resigns, is unable to serve as a director or is removed for cause, and (B) refrain from taking any action to remove Mr. Kahn or Mr. Keating as a director (including recommending to the Company’s stockholders the removal of either of Mr. Kahn or Mr. Keating), other than for cause (as used in the MGCL) until the Company’s 2014 annual meeting of stockholders.

In connection with the Company’s agreement to obtain the resignation of two directors effective no later than immediately prior to the Annual Meeting, on December 15 and December 17, 2010, Major General James B. Armor, Jr., USAF, Retired, and Mr. William F. Leimkuhler, respectively, submitted (and the Board accepted) their resignations as directors of the Company effective the day before the Annual Meeting. General Armor and Mr. Leimkuhler each currently are Class II directors. The Board also has taken action to reduce the size of the Board to nine directors, effective as of the effective time of the resignations of General Armor and Mr. Leimkuhler. For additional information regarding General Armor’s and Mr. Leimkuhler’s resignations, please see the Current Report on Form 8-K filed by the Company on December 17, 2010.

Board of Directors’ Role in Risk Oversight

The Board of Directors is responsible for overseeing the processes that management has established for assessing and managing risk. In addition, the Board has delegated oversight of certain categories of risk to designated Board committees. The Audit Committee reviews any risks related to the subjects addressed in its charter, including risks relating to internal controls, disclosure, and financial reporting. The Compensation Committee considers any risks related to the subjects addressed in its charter as well as whether the Company’s compensation programs encourage inappropriate risk taking. The Nominating Committee considers any risks related to the subjects addressed in its charter, including any corporate governance risks. The committees report to the Board regularly on matters relating to the specific areas of risk that the committees oversee.

In performing their oversight responsibilities, the Board and committees periodically discuss with management the Company’s policies with respect to risk assessment and risk management. Throughout the year, the Board and the relevant committees receive regular briefings from management regarding major risks and exposures facing the Company and the steps management has taken to monitor and control such risks and exposures. In addition, throughout the year, the Board and the relevant committees dedicate a portion of their meetings to review and discuss specific risk topics in greater detail.

Board Leadership Structure

The Board is committed to strong, independent Board leadership and believes that objective oversight of management performance is a critical aspect of effective corporate governance. In this regard, a majority of our Board members are independent directors. Key Board committees—Audit, Compensation and Nominating—are comprised solely of and chaired by independent directors.

In addition, the Company has an independent Chairman of the Board, consistent with our Corporate Governance Guidelines. The Board believes that having an independent Chairman provides advantages, including: in promoting communications and relations among the Board, the Chief Executive Officer and other senior management; in assisting the Board in reaching consensus on particular strategies and policies; in providing effective Board oversight of management; and in facilitating robust director, Board and Chief Executive Officer evaluation processes.

Stockholder Communications with the Board of Directors

Any stockholder who wishes to communicate directly with the Board of Directors or any member of the Board should do so in writing, addressed to John M. Albertine, Chairman of the Board of Directors, c/o Integral Systems, Inc., 6721 Columbia Gateway Drive, Columbia, Maryland 21046. These communications will not be screened by management prior to receipt by the Board of Directors.

Codes of Ethical Conduct

The Board of Directors has adopted a written Employee Code of Ethical Conduct (the “Employee Code”), as well as a written Director Code of Business Conduct and Ethics (the “Director Code”), copies of which are available in the Corporate Governance section of the Company’s website (http://isys.client.shareholder.com/governance.cfm) or upon written request to the Company at 6721 Columbia Gateway Drive, Columbia, Maryland 21046, Attn.: R. Miller Adams, Corporate Secretary.

The Company requires all employees and officers to adhere to the Employee Code in addressing the legal and ethical issues encountered in conducting their work. The Employee Code requires avoidance of conflicts of interest, compliance with all laws and other legal requirements, conduct of business in an honest and ethical manner, integrity and actions in the Company’s best interest. Employees and officers are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Employee Code.

The Company also requires all directors to adhere to the Director Code, which is intended to focus the Board and each director on areas of ethical risk, provide guidance to directors to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct and help foster a culture of honesty and accountability. Directors are required to report promptly any suspected violations of the Director Code.

In addition, the Company has procedures in place, as required by the Sarbanes-Oxley Act of 2002, to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

On August 13, 2010, the Company acted by resolution of the Board of Directors to elect to be subject to all of the provisions of Sections 3-803, 3-804 and 3-805 of Title 3, Subtitle 8 of the MGCL. As a result of the Company’s election to be subject to Section 3-803 of the MGCL, the Board is classified into three separate classes of directors, with directors in each class generally serving three-year terms. Previously, the Board consisted of a single class of directors, with directors standing for election every year.

The Board acted by resolution to classify the Board into three classes in accordance with Section 3-803 of the MGCL with the Class I directors having an initial term continuing until the Annual Meeting and until their successors are elected and qualified, the Class II directors having an initial term continuing until the annual meeting of stockholders in 2012 and until their successors are elected and qualified, and the Class III directors having an initial term continuing until the annual meeting of stockholders in 2013 and until their successors are elected and qualified. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that annual meeting of stockholders will be elected to hold office for a term continuing until the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualified, or until their earlier death, resignation or removal.

The three (3) directors consisting of Class I of the Board as of the date of the Annual Meeting have been nominated for election at the Annual Meeting to serve until the annual meeting of stockholders held in 2014 and until their successors are duly elected and qualified. If you return your signed proxy card but do not mark the boxes indicating how you wish to vote, the proxy holders will vote all of the proxies received by them for the three (3) nominees nominated by the Board. Each of the following three (3) directors has been nominated by the Board for election at the Annual Meeting: Mr. Brian R. Kahn; Mr. Melvin L. Keating; and General Thomas S. Moorman, Jr., USAF, Retired (each, a “Nominee,” and collectively, the “Nominees”).

Each of the Nominees presently serves on our Board of Directors. The Board nominated Messrs. Kahn and Keating for re-election to the Company’s Board of Directors as set forth in the Vintage Agreement. For additional information regarding the Vintage Agreement, please see the section titled “Selection of Director Nominees” above. We do not know of any reason why any of the Nominees would be unable to serve. However, if any of the Nominees should become unavailable to serve as a director, the Board of Directors may designate a substitute nominee or reduce the size of the Board of Directors. If the Board of Directors designates a substitute nominee, the persons named as proxies will vote “FOR” that substitute nominee.

Major General James B. Armor, Jr., USAF, Retired, and Mr. William F. Leimkuhler currently serve as directors of the Company, but each has submitted (and the Board has accepted) his resignation as a director of the Company effective the day before the Annual Meeting. The Board also has taken action to reduce the size of the Board to nine directors, effective as of the effective time of the resignations of General Amor and Mr. Leimkuhler. For additional information regarding General Armor’s and Mr. Leimkuhler’s resignations, please see the section titled “Selection of Director Nominees” above.

Section 3-803 of the MGCL requires that the Company’s classes of directors have the same number of members, to the extent possible. Until their resignations are effective, General Amor and Mr. Leimkuhler both serve as Class II directors of the Board. In order for the Company’s classes of directors to have an equal number of members following the resignation of General Armor and Mr. Leimkuhler and the reduction of the size of the Board to nine directors, Mr. Alan W. Baldwin, who currently serves as a Class I director of the Board, has submitted his resignation as a Class I director effective the day before the date of the Annual Meeting. The Board has accepted Mr. Baldwin’s resignation and reappointed him as a Class II director, which will take effect immediately upon the effectiveness of his resignation as a Class I director. Following General Armor’s and Mr. Leimkuhler’s resignations and Mr. Baldwin’s resignation and reappointment as a Class II director, each of the Company’s classes of directors will have three members.

Director Qualifications

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience, and diversity of backgrounds necessary to oversee the Company’s business. In addition, the Board believes that there are certain attributes that every director should possess. Accordingly, the Board and the Nominating Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

The Nominating Committee is responsible for evaluating and recommending candidates for the Board of Directors. Although there are no minimum qualifications, the factors evaluated by the Nominating Committee may include, among others, the following: relevant business and industry experience; level of education; business acumen; understanding of the Company’s business and industry; strategic thinking and willingness to share ideas; network of contacts; diversity of experiences, expertise and backgrounds among Board members; and independence.

The Board annually evaluates the Board’s composition to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future, given the Company’s current situation and strategic plans. The Board seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and to enhance the diversity of experiences among directors serving on the Board. This annual evaluation of the Board’s composition enables the Board to update the skills and experiences it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve and change over time and to assess the effectiveness of efforts recruiting directors with such qualifications.

In addition, the Board has determined that it is important that the Board, taken as a whole, has representatives with the following skills, qualifications and experiences:

•	In-depth knowledge of the aerospace, satellite and communications industries, so that the Board can assess the Company’s business and strategy.

•	Experience in complex financial, strategic and accounting matters in order to evaluate the Company’s financial statements, capital structure and business plans.

•	Experience in the military, government and commercial sectors to understand and anticipate the needs of the Company’s client base and promote business growth.

•	Business leadership skills and experience to facilitate the Board’s role of overseeing management and to help identify and develop business leadership skills in others.

•

Experience in corporate governance, which is critical to the goals of strong Board and management accountability, transparency and protection of stockholder interests, and which provides insight into matters being handled by the Board.

•	Risk management skills, which are important to the Board’s role of overseeing risks facing the Company.

•	Investment banking and management skills, so that the Board is equipped to address significant business development, M&A, and financial matters related to the Company’s business.

With respect to the Board’s slate of director Nominees and other current members, the skills, qualifications and experiences that led the Board to conclude that they should serve as directors are described alongside their biographies below.

Nominees for Election for a Three-Year Term Expiring at the 2014 Annual Meeting

Brian R. Kahn, 37. Mr. Kahn joined the Board of Directors on October 8, 2010. He is the founder and investment manager of Vintage Partners L.P., an affiliate of Kahn Capital Management LLC (“KCM”) which Mr. Kahn founded in 1998. Vintage and KCM focus on public and private market investments in the defense, manufacturing, and consumer industries. Mr. Kahn is the former Chairman of the Board of Directors of White Electronic Designs Corporation and currently serves as director of a private electronic manufacturing services company. Mr. Kahn holds a Bachelor of Arts degree in Economics from Harvard University.

As founder of Vintage Partners L.P. and KCM, Mr. Kahn brings to the Board business leadership experience and significant investment banking and management skills, including in the defense industry. He also has corporate governance experience, as former Chairman of the Board of Directors of White Electronic Designs Corporation.

Melvin L. Keating, 63. Mr. Keating joined the Board of Directors on October 8, 2010. Previously he served as the President and Chief Executive Officer of Alliance Semiconductor Corp., a worldwide manufacturer and seller of semiconductors, from December 2005 to September 2008 and a Special Consultant to Alliance from October 2005 to December 2005. From April 2004 to September 2005, he served as Executive Vice President, Chief Financial Officer and Treasurer of Quovadx Inc., a healthcare information technology company. He was employed as a strategy consultant for Warburg Pincus Equity Partners, from 1997 to 2004, providing acquisition and investment target analysis and transactional advice, including the creation of Price Legacy, a public REIT principally owned by Warburg. He recently served on the board of Aspect Medical Systems, Inc., a leader in medical monitoring device technology, where he was a member of its compensation committee and special committee for acquisitions/divestitures, which oversaw the successful sale of Aspect Medical Systems, Inc. to Covidien. In addition, he served on the board and special committee of White Electronic Designs Corporation, which was sold to Microsemi Corp. in April 2010. He is currently: a director of Infologix Corp., serving as Chairman of its audit committee and a member of its special committee; a director of Red Lion Hotels Corp.; a director of Bitstream Inc., serving on its audit committee and special committee for strategic alternatives; and a director of Crown Crafts, Inc., where he serves on the compensation and capital committees. In addition to Aspect and White (listed above), previously he served as a director of the following public companies: Price Legacy Corp. (Chair of audit committee); LCC International Inc. (audit committee, compensation committee and Chair of finance committee); Integrated Silicon Solutions Inc. (Chair of audit committee); Tower Semiconductor (audit committee); Plymouth Rubber Company (Chair of audit committee, compensation committee). Mr. Keating holds a B.A. degree in History of Art from Rutgers University, and both an M.S. in Accounting and an M.B.A. in Finance from the Wharton School at the University of Pennsylvania.

Mr. Keating brings extensive business leadership skills and experience to the Board, having served as president and Chief Executive Officer of a worldwide manufacturer and seller of semiconductors and in various other business leadership positions. Mr. Keating also has considerable corporate governance experience from serving on the board of directors, audit committee and compensation committee of numerous companies. This experience provides Mr. Keating with insight into board operations, including emerging trends and best practices. In addition, Mr. Keating’s role as a strategy consultant to Warburg Pincus Equity Partners provided valuable investment banking and management experience. Mr. Keating also has audit and finance experience as a result of his degrees in accounting and finance, experience working as a chief financial officer and service on other public company audit committees.

General Thomas S. Moorman, Jr., USAF, Retired, 70. General Moorman joined the Board of Directors on April 28, 2010. General Moorman currently is a Senior Executive Advisor to Booz Allen Hamilton, a leading consulting firm. Before retiring in 2008, he led Booz Allen’s Air Force and NASA business as a Partner and Vice President. Prior to joining Booz Allen, General Moorman served as Vice Chief of Staff, United States Air Force, where he was responsible for the day-to-day activities of the Air Staff, chaired the Air Force Council, and represented the Air Force on interagency organizations, such as the Joint Requirements Oversight Counsel and Department of Defense-wide efforts such as the Quadrennial Defense Review. He was involved in the fielding of virtually all of the space systems currently in the military inventory. Earlier in his career, General Moorman was deeply involved in planning and organizing the establishment of Air Force Space Command (AFSPC). Later, as Commander and Vice Commander of AFSPC from 1990-1994, General Moorman was responsible for operating military space systems, ground-based radar and missile warning satellites, the United States’ space launch centers at Patrick Air Force Base, Florida and Vandenberg Air Force Base, California, the worldwide network of space surveillance radars as well as maintaining the Intercontinental Ballistic Missile (ICBM) force. As the Commander, General Moorman was responsible for providing Air Force space support to coalition forces in Operation Desert Storm. In 1999, General Moorman was asked to serve as a Commissioner on the Congressionally-directed Commission to Assess United States National Security Space Management and Organization. The conclusions of that commission (also known as the “Rumsfeld Space Commission”) resulted in several organizational changes to our national security space community and a renewed focus on the future of the country’s national security space efforts. In 2004, Space News named him one of the top ten most noteworthy contributors to the U.S. space program. General Moorman holds a Bachelor’s degree in History from Dartmouth College, a Master’s degree in Business Administration from Western New England College and a Master’s degree in Political Science from Auburn University.

General Moorman is an experienced leader with extensive expertise in U.S. military space systems. His service in the United States Air Force, including as its Vice Chief of Staff and as Commander and Vice Commander of AFSPC, provides insight into the Company’s military and government clients and gives him a unique perspective on the Company’s business and strategy.

The Board of Directors unanimously recommends that stockholders vote “FOR”

each of the three (3) directors nominated by the Board.

Directors Whose Terms Expire at the 2012 Annual Meeting

Alan W. Baldwin, 73. Mr. Baldwin joined the Board of Directors on December 6, 2006. He served as the Interim Chief Executive Officer and as President of the Company, appointed on May 31, 2007 and November 13, 2007, respectively, until July 9, 2008 and December 10, 2008, respectively. Prior to joining the Company, Mr. Baldwin served as President and Chief Operating Officer of Argosy International from May 2005 through May 2006 and as a consultant to Argosy International from June 2006 until assuming the role of Interim Chief Executive Officer of the Company. Argosy International is a supplier of composite materials, specialty chemicals, technology, equipment, products and services to aerospace OEMs, airlines and overhaul and maintenance facilities located in the Far East. Mr. Baldwin served as President of Alcore Inc., a subsidiary of the

M.C. Gill Company that manufactures aluminum honeycomb composite materials for the aircraft industry, from May 2001 through November 2004. During the period 1980 through 2000, Mr. Baldwin served as the Chief Executive Officer and/or President of several high technology-based companies manufacturing a range of products including optical fiber, hybrid integrated circuits and composite aircraft structures. Mr. Baldwin spent 10 years from 1969 through 1979 with TRW Electronics in Los Angeles, managing a manufacturing plant specializing in producing high-reliability semiconductor products for guidance and navigation systems for the Air Force’s Minuteman and the Navy’s Poseidon ICBM systems. After graduating from the U.S. Military Academy at West Point, New York, in June 1959, Mr. Baldwin was an officer in the U.S. military at the Army’s Redstone Arsenal in Huntsville, Alabama, and the Air Force Space and Missile Systems Organization in Los Angeles, California, through 1968. While in the Air Force, he played a vital role in the early research and development of laser guided missiles and smart bomb technology for both the Army and subsequently the Air Force. He also managed a subsystems program office while in the Air Force providing boost-phase guidance and control and telemetry equipment for all Atlas and Titan space launches at Cape Kennedy in Florida and Vandenberg Air Force Base in California. Mr. Baldwin received a Bachelor of Science degree from the U.S. Military Academy at West Point, New York, and a Master of Science degree from the University of Alabama. Mr. Baldwin currently serves on the board of directors of ReGen Biologics, an orthopedic products company that develops, manufactures and markets innovative tissue growth and repair products for U.S. and global markets, and is Chairman of ReGen Biologics’ Audit Committee.

Mr. Baldwin brings to the Board extensive business leadership experience, including from his service as former Interim Chief Executive Officer and President of the Company and as former President and Chief Operating Officer of Argosy International. His former employment with the Company brings a deep understanding of the Company’s business, people and culture. His service as a U.S. military officer (Army and Air Force), including playing a vital role in the early research and development of laser guided missiles and smart bomb technology, also provides valuable insight. In addition, Mr. Baldwin has significant corporate governance and risk management experience through his service as a director of ReGen Biologics and as Chairman of ReGen Biologics’ Audit Committee.

R. Doss McComas, 56. Mr. McComas joined the Board of Directors in July 1995 and served as Chairman of the Board from April 21, 2006 until April 10, 2007. Since December 2008, Mr. McComas has served as President of IWS Communications, a business process provider to, and investor in, companies serving Internet, cellular, wireless and satellite links for domestic and international customers. Since March 2008, he also has served as President of Persistent Telecom, a provider of cellular, wireless and satellite links for domestic and international customers. Previously, from 2005 through March 2008, Mr. McComas served as Vice President of TECORE Wireless Systems, Inc., a supplier of cellular protocol-based wireless systems. From 2000 through 2006, Mr. McComas was President of LynxConnect, an Internet service provider, and President of Cybercommunitys, a community software provider. From 1999 through 2000, he served as President of Fortel Technologies, Inc., a communications service provider. From 1995 through 1999, Mr. McComas served as Chairman of Plexsys International, a cellular telephone infrastructure provider. From 1982 through 1995, he held positions with COMSAT RSI, a satellite control and network management company, and Radiation Systems, Inc., a public satellite and wireless communications antenna provider, including Group Vice President, Vice President of Acquisitions, Strategic Planning and International Marketing and General Counsel. Mr. McComas holds a Bachelor of Arts degree from Virginia Polytechnic Institute, a Master of Business Administration from Mt. Saint Mary’s University and a Juris Doctor from Gonzaga University.

Mr. McComas’s 15-year service on the Board, including a year as its Chairman, provides him with unique experience and insight into the Board and Company management. He is an experienced business leader in the satellite and communications industry, which gives him a valuable perspective on the Company’s business and strategy.

Bonnie K. Wachtel, 55. Ms. Wachtel joined the Board of Directors on January 4, 2010. Since 1984, Ms. Wachtel has served as a principal of Wachtel & Co., Inc., a boutique investment firm in Washington, DC.

Founded in 1961, Wachtel & Co., Inc. is focused on growing companies in the Washington area, frequently with active involvement directed to maximize long-term shareholder value. Ms. Wachtel has held in excess of a dozen board seats in public and private companies since joining Wachtel & Co., Inc. in 1984. Currently, she is a director of VSE Corporation, a provider of engineering services principally to the Department of Defense, and Information Analysis, Inc., a smaller company providing information technology technical services. Ms. Wachtel previously served on the Company’s Board of Directors from 1988, following Wachtel & Co., Inc.’s management of the Company’s initial public offering, until 2006. She currently serves on the Listing Qualifications Panel for NASDAQ and holds various licenses in the securities industry. Ms. Wachtel previously practiced law at Weil, Gotshal & Manges LLP, a law firm in New York. She holds a Bachelor of Arts degree from the University of Chicago, a Juris Doctor from the University of Virginia School of Law, and a Master of Business Administration with a concentration in finance from the University of Chicago. Ms. Wachtel is also a Certified Financial Analyst.

Ms. Wachtel brings significant financial accounting, securities industry and legal experience to the Board. In addition, her service on over a dozen boards of directors of public and private companies has provided her with considerable experience in the best practices of effective boards. Ms. Wachtel’s 26-year tenure with an investment firm also provides valuable investment banking and management experience.

Directors Whose Terms Expire at the 2013 Annual Meeting

John M. Albertine, 66. Dr. Albertine joined the Board of Directors on December 6, 2006 and was appointed to the position of Chairman on April 10, 2007. In 1990, Dr. Albertine founded Albertine Enterprises, Inc., a merchant banking, consulting and lobbying firm. Dr. Albertine has been the Chairman and Chief Executive Officer of Albertine Enterprises for the last 19 years and continues in that position today. From 1986 through 1990, he served as Vice Chairman of the Fruit of the Loom Company. From 1981 through 1986, he served as President of the American Business Conference. From 1979 to 1980, he served as Executive Director to the Congressional Joint Economic Committee. From 1977 through 1979, he served as Legislative Assistant to U.S. Senator Lloyd M. Bentsen. From 1969 through 1977, Dr. Albertine served as an Instructor, Assistant Professor, Associate Professor and ultimately as Chair of the Department of Economics at Mary Washington College. Dr. Albertine holds a Ph.D. in Economics from the University of Virginia and a Bachelor of Arts in Economics from King’s College. Dr. Albertine has been a director of 14 publicly traded companies in his career. Currently, Dr. Albertine is a director of Kadant Inc., a supplier of technology-based systems for the global pulp and paper industry, and Intersections, Inc., a leading global provider of consumer and corporate identity risk management services. Dr. Albertine was previously a director at Intermagnetics General Corporation.

Dr. Albertine’s qualifications include significant business leadership experience in a variety of industries. His service on 14 public company boards of directors, including his time as Chairman of the Board, provides him with substantial corporate governance experience and knowledge of board best practices. Dr. Albertine also brings to the Board a grasp of complex economic and financial matters acquired through his Ph.D. in Economics.

Paul G. Casner, Jr., 73. Mr. Casner joined the Board of Directors on December 18, 2006. Since August 6, 2009, Mr. Casner has served as the Chief Executive Officer and President of the Company. On April 30, 2005, Mr. Casner retired from DRS Technologies, Inc., a supplier of integrated products, services and support to military forces, intelligence agencies and prime contractors worldwide, as Executive Vice President of Operations and Chief Operating Officer. Mr. Casner had served at DRS Technologies as Executive Vice President of Operations since 1998 and Chief Operating Officer since 2000. Mr. Casner previously formed Technical Applications and Service Company (TAS) in 1991, which purchased the assets of the Norden Service Company and merged into DRS Technologies in 1993. Following the merger, Mr. Casner became President of DRS Electronic Systems, a position he held until 1994. Previously, Mr. Casner served as President and Chief Executive Officer of the Norden Service Company, a company he joined in 1984 as Vice President in Charge of Maryland Operations, eventually advancing to the role of Senior Vice President of Engineering for all Norden

Systems. In 1979, Mr. Casner co-founded American Computer and Electronics Corporation, where he grew the military segment of the company and led the effort to develop a Console Emulation Capability, which was used by the U.S. Navy for combat training. After graduating from Drexel University, Mr. Casner joined the staff of The Johns Hopkins Applied Physics Laboratory and advanced to the status of Principal Staff. Mr. Casner earned a Bachelor of Science degree in Electrical Engineering from Drexel University and a Master of Science degree in Management Science from The Johns Hopkins University. He is a member of the Naval Reserve Association and is a Commodore of the Navy League of the United States, in addition to other professional affiliations. Mr. Casner has more than 40 years of defense industry experience, which includes several senior positions in business management, technical management, strategic planning and business development. In addition, Mr. Casner serves on the boards of Mikros Systems Corporation and Atair Aerospace, Inc., a private company.

Mr. Casner brings to the Board intimate knowledge of the Company’s business operations, acquired through his service as Chief Executive Officer and President of the Company. With over 40 years of experience, Mr. Casner has significant expertise in the defense industry and demonstrated business leadership skills and business acumen. In addition, his service on other boards of directors provides valuable experience.

Bruce L. Lev, 67. Mr. Lev joined the Board of Directors on May 8, 2009. Since 2003, Mr. Lev has served as Managing Director of Loeb Partners Corp., an investment firm based in New York City. Mr. Lev is also Of Counsel at the law firm Lev & Berlin, P.C. From 2000 to 2003, he served as Vice Chairman and Director of USCO Logistics, a service provider of supply chain management. From 1995 through 2000, Mr. Lev served as Executive Vice President of Corporate and Legal Affairs of Micro Warehouse Inc., a $2.5 billion direct marketer of brand name personal computers and accessories to commercial and consumer markets. Mr. Lev also served on Micro Warehouse’s four-person Executive Committee with global responsibility for legal and regulatory affairs, human resources, corporate communications, risk management and facilities. From 1995 through 2002, Mr. Lev was also a member of the board of directors of the Roper Organization and served on the board of the Direct Marketing Association. Prior to 1995, Mr. Lev engaged in the private practice of law. During this time, he was instrumental in the acquisition of USCO from Uniroyal and the initial formation of Micro Warehouse. He is a 1965 graduate of Wesleyan University and a 1968 graduate of the University of Virginia School of Law. Mr. Lev is a member of the Connecticut, Virginia and Supreme Court bars. He serves on the board of directors of AirDat, LLC, Flagler Construction Co., LLC, Open Labs, LLC and Veritainer, Inc. Mr. Lev was previously a director at Electro Energy, Inc.

Mr. Lev’s qualifications include substantial business operations, investment banking and management and legal experience, which makes him a valuable contributor on strategic and other decisions facing the Board. He has demonstrated business leadership skills as a former executive of a $2.5 billion marketer of computer goods. In addition, Mr. Lev has significant corporate governance experience, having served on numerous boards of directors.

PROPOSAL NO. 2

NON-BINDING VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors recommends that stockholders approve in a non-binding vote the Company’s named executive officer compensation as reported in this proxy statement. As described below in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has structured our executive compensation program to provide an overall total direct compensation package that enables us to attract and retain talented employees, provide incentives for performance and create long-term value for our stockholders. The Company’s executive compensation programs have a number of features designed to promote these objectives.

The Board urges stockholders to read the Compensation Discussion and Analysis beginning on page 27 of this proxy statement, which describes in more detail how the Company’s executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 35 through 39 of this proxy statement, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement reflects and supports these compensation policies and procedures.

In accordance with recently adopted Section 14A of Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following non-binding resolution at the Annual Meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2011 Annual Meeting of Stockholders.

This resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when evaluating our executive compensation program.

The Board of Directors unanimously recommends that stockholders vote “FOR”

the approval of the compensation of the Company’s named executive officers.

PROPOSAL NO. 3

NON-BINDING VOTE ON FREQUENCY OF FUTURE

NON-BINDING VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

Proposal No. 2 above asks stockholders to vote on a non-binding basis to approve the Company’s named executive officer compensation. The Company will provide this type of non-binding vote at least once every three years. Pursuant to recently adopted Section 14A of the Exchange Act, this Proposal No. 3 asks stockholders to vote on whether future non-binding votes on named executive officer compensation should occur every year, every two years or every three years.

After careful consideration, the Board of Directors has determined that holding a non-binding vote on executive compensation every year (annually) is the most appropriate policy for the Company at this time, and recommends that future non-binding votes on named executive officer compensation occur every year. While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board of Directors recognizes that executive compensation disclosures are made annually. Given that the “say-on-pay” non-binding vote provisions are new, holding an annual non-binding vote on executive compensation provides the Company with more direct and immediate feedback on our compensation disclosures. However, stockholders should note that because the non-binding vote on named executive officer compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s non-binding vote on named executive officer compensation by the time of the following year’s annual meeting of stockholders. Although the Board believes that holding a non-binding vote on named executive officer compensation every year currently reflects the appropriate balance, the Board will periodically reassess that view and will consider providing for a less frequent basis if there are minimal changes in the Company’s executive compensation programs or other circumstances suggest that such a vote would be appropriate.

This vote on the frequency of future non-binding votes on executive compensation is non-binding on the Board. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. The Board will disclose its position on the frequency of future non-binding votes on named executive officer compensation in the Corporate Governance section of the Company’s website (http://isys.client.shareholder.com/governance.cfm).

The Board of Directors unanimously recommends that stockholders vote to conduct future non-binding votes on named executive officer compensation every year.

PROPOSAL NO. 4

NON-BINDING VOTE TO RATIFY APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee of the Board of Directors has appointed KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year. KPMG LLP, a registered public accounting firm, has served as the Company’s independent registered public accounting firm since December 15, 2009. KPMG LLP will examine and report to stockholders on the consolidated financial statements of the Company and its subsidiaries and on the Company’s internal control over financial reporting.

The Board of Directors has put this proposal before the stockholders because the Board believes that seeking stockholder ratification of the Audit Committee’s appointment of the Company’s independent registered public accounting firm is good corporate practice. This vote is non-binding, because the Audit Committee has the sole authority to retain and dismiss the Company’s independent registered public accounting firm. If the appointment of KPMG LLP is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement.

Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the

Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.

2009 Change in Independent Registered Public Accounting Firm

On December 15, 2009, the Audit Committee of the Board of Directors approved the replacement of Ernst & Young LLP as the independent registered public accounting firm for the Company.

The reports of Ernst & Young LLP on the Company’s consolidated financial statements and on the effectiveness of the Company’s internal control over financial reporting and management’s assessment thereof for the fiscal years ended September 25, 2009 and September 30, 2008 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principle, except as follows: (1) as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008, filed with the SEC on December 24, 2008, Ernst & Young LLP expressed an adverse opinion on the Company’s internal control over financial reporting as of September 30, 2008 due to material weaknesses in (a) the Company’s application level internal controls over the recognition of revenue and related transactions and (b) entity level controls over monitoring of the financial statement close and financial reporting processes; and (2) as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2009, filed with the SEC on December 9, 2009, Ernst & Young LLP expressed an adverse opinion on the Company’s internal control over financial reporting as of September 25, 2009 due to material weaknesses in (a) application level internal controls over the recognition of revenue and related transactions and (b) entity level internal controls over monitoring the Company’s financial statement close and financial reporting processes.

During the fiscal year ended September 30, 2008, there were no disagreements with Ernst & Young LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make reference thereto in their reports on the financial statements for such years. During the fiscal year ended September 25, 2009, there was a disagreement, which was satisfactorily resolved, relating to management’s assessment of the likelihood of realization of all recorded amounts of revenue for certain government contracts. Such disagreement arose in late November of 2009, and after discussions with Ernst & Young LLP, the Company agreed to record the audit adjustment proposed by Ernst & Young LLP to reduce unbilled revenues and revenues by approximately $2.1 million in the aggregate. The Company’s Audit Committee discussed this disagreement with Ernst & Young LLP. The Company authorized Ernst & Young LLP to respond fully to the inquiries of the successor auditor concerning the subject matter of the disagreement.

During the fiscal years ended September 25, 2009 and September 30, 2008, and through December 15, 2009, there were no “reportable events” requiring disclosure pursuant to paragraph (a)(1)(v) of Item 304 of Regulation S-K.

The Company furnished a copy of the above disclosures, which were filed with the SEC in a Current Report on Form 8-K on December 21, 2009, to Ernst & Young LLP and requested that Ernst & Young LLP provide a letter addressed to the SEC stating whether or not it agrees with the statements made above. A copy of Ernst & Young LLP’s letter, dated December 18, 2009, was filed as Exhibit 16.1 to the Current Report on Form 8-K filed by the Company on December 21, 2009.

Also on December 15, 2009, the Audit Committee, following a comprehensive evaluation of several leading public accounting firms, a process that commenced in September 2009, engaged KPMG LLP as the Company’s new independent registered public accounting firm.

The Company did not, nor did anyone on its behalf, consult KPMG LLP during the fiscal years ended September 25, 2009 and September 30, 2008, and through December 15, 2009, regarding either (1) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company and no written report or oral advice was provided by KPMG LLP to the Company that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (2) any matter that was the subject of either the disagreement described above nor any other disagreements as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K or a reportable event described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

Principal Accountant Fees and Services

The following table presents aggregate fees for professional services rendered by KPMG LLP during fiscal year 2010 and Ernst & Young LLP during fiscal year 2009.

Fee Category	Fiscal Year 2010	Fiscal Year 2009
Audit fees	$778,319	$2,037,475
Audit-related fees	$0	$150,000
Tax fees	$0	$83,640
All other fees	$0	$0
Total fees	$778,319	$2,271,115

Audit Fees. Audit fees consisted of the aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements, the audit of management’s assessment of its internal controls, review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, and services that are normally provided by an auditor in connection with statutory and regulatory filings.

Audit-Related Fees. Audit-related fees represented professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. These services included the following: technical accounting consultations about the application of generally accepted accounting principles relating to real estate transactions, revenue recognition and goodwill impairment; due diligence services related to an acquisition; a change in accounting policy relating to the goodwill impairment test date; and accounting matters relating to a change in the quarter and fiscal year-end dates and a proposed transaction.

Tax Fees. Tax fees represented professional services rendered for tax compliance, tax advice and tax planning. These services included the following: technical tax advice related to U.S. and international tax matters; assistance with the formation of a new foreign entity; and the tax implications of a technical accounting transaction.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

In accordance with the Company’s Audit Committee charter, the Audit Committee approves in advance any and all audit services, including audit engagement fees and terms, and permissible non-audit services provided to the Company by its independent registered public accounting firm (subject to the de minimis exception for non-audit services contained in Section 10A(i)(1)(B) of the Exchange Act), all as required by applicable law or listing standards. The independent registered public accounting firm and the Company’s management are required to periodically report to the Audit Committee the extent of services provided by the independent registered public accounting firm and the fees associated with these services.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements, the reporting process and maintaining an effective system of internal controls over financial reporting. The Company’s independent registered public accounting firm is engaged to audit and express opinions on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States and the effectiveness of the Company’s internal controls over financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with KPMG LLP the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP their independence.

Relying on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 24, 2010, for filing with the SEC.

Submitted by the members of the Audit Committee:

William F. Leimkuhler, Chairman

Melvin L. Keating

Bruce L. Lev

R. Doss McComas

Bonnie K. Wachtel

OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of December 20, 2010, unless otherwise noted, by (i) each person known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each director, director Nominee and named executive officer of the Company listed in the Summary Compensation Table and (iii) all executive officers and directors of the Company as a group. The beneficial ownership amounts provided have been adjusted as necessary for the Company’s two-for-one stock split, which was effective August 25, 2008. Except as indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned. Except as indicated, the address of each of the persons named in the table is that of the Company’s principal executive offices at 6721 Columbia Gateway Drive, Columbia, Maryland 21046.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Greater-than-Five Percent Stockholders:
Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	1,809,594	(2)	10.28%

Vintage Partners, L.P. 5506 Worsham Court Windermere, FL 34786	1,750,000	(3)	9.94%

BlackRock Inc. 40 East 52nd Street New York, NY 10022	1,273,166	(4)	7.23%

Paradigm Capital Management, Inc. Nine Elk Street Albany, NY 21046	1,087,633	(5)	6.18%

Wellington Management Company, LLP 75 State Street Boston, MA 02109	913,000	(6)	5.18%

Executive Officers, Directors and Nominees:
John M. Albertine (7)	63,334		*
James B. Armor, Jr. (7)(8)	46,667		*
Alan W. Baldwin (7)	90,000		*
Paul G. Casner, Jr. (7)	121,346.82		*
Brian R. Kahn (7)(9)	1,755,000		9.60%
Melvin L. Keating (7)	5,000		*
William F. Leimkuhler (7)(10)	94,484		*
Bruce L. Lev (7)	11,666		*
R. Doss McComas (7)	96,667		*
Thomas S. Moorman, Jr. (7)	5,000		*
Bonnie K. Wachtel (7)(11)	72,008		*
R. Miller Adams (7)	17,199.04		*
William M. Bambarger, Jr. (7)(12)	100,405.55		*
Christopher Roberts (7)	0		*
H. Marshal Ward (7)	17,761.73		*
Robert F. Wright, Jr. (7)	0		*
All Directors and Executive Officers as a group (18 persons)	2,569,090.96		14.05%

*	Less than one percent of the Common Stock outstanding.

(1)	Percentage based on number of shares outstanding as of December 20, 2010.
(2)	Based on a Schedule 13G/A filed by Royce & Associates, LLC on January 25, 2010. The reporting person has sole voting power and sole dispositive power with respect to all 1,809,594 shares.
(3)	Based on a Schedule 13D/A jointly filed by Vintage Partners, L.P., Vintage Partners GP, LLC, Vintage Capital Management, LLC and Brian R. Kahn on October 11, 2010. The reporting persons have shared voting power and shared dispositive power with respect to all 1,750,000 shares. The reporting persons entered into the Vintage Agreement with the Company on October 8, 2010, pursuant to which Messrs. Kahn and Keating were elected to the Company’s Board of Directors as Class I directors, each having an initial term continuing until the Annual Meeting. For additional information regarding the Vintage Agreement, please see the section titled “Selection of Director Nominees” above.
(4)	Based on a Schedule 13G filed by BlackRock Inc. on January 29, 2010. The reporting person has sole voting power and sole dispositive power with respect to all 1,273,166 shares.
(5)	Based on a Schedule 13G filed by Paradigm Capital Management, Inc. on February 12, 2010. The reporting person has sole voting power and sole dispositive power with respect to all 1,087,633 shares.
(6)	Based on a Schedule 13G filed by Wellington Management Company, LLP on July 12, 2010. The reporting person has shared voting power with respect to 603,800 shares and shared dispositive power with respect to all 913,000 shares.
(7)	Includes shares subject to options currently exercisable or exercisable within 60 days of December 20, 2010, as follows: Dr. Albertine: 55,001 shares; General Armor: 41,667 shares; Mr. Baldwin: 85,000 shares; Mr. Casner: 120,001 shares; Mr. Kahn: 0 shares; Mr. Keating: 0 shares; Mr. Leimkuhler: 83,334 shares; Mr. Lev: 5,000 shares; Mr. McComas: 91,667 shares; General Moorman: 0 shares; Ms. Wachtel: 0 shares; Mr. Adams: 16,667 shares; Mr. Bambarger: 100,000 shares; Mr. Roberts: 0 shares; General Ward: 16,667 shares; Colonel Wright: 0 shares; and all current directors and executive officers as a group: 615,004 shares.
(8)	General Armor has submitted his resignation as a director of the Company, which the Board has accepted and which will be effective the day before the Annual Meeting.
(9)	Includes 5,000 shares as to which Mr. Kahn has sole voting power and 1,750,000 shares as to which Mr. Kahn has shared voting power.
(10)	Mr. Leimkuhler has submitted his resignation as a director of the Company, which the Board has accepted and which will be effective the day before the Annual Meeting.
(11)	Includes 3,708 shares held by Ms. Wachtel in retirement plans.
(12)	Mr. Bambarger resigned as the Company’s Chief Financial Officer effective August 1, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities (the “Reporting Persons”) to file with the SEC reports on Forms 3, 4 and 5 concerning their ownership of and transactions in the Company’s Common Stock, generally within two business days of a reportable transaction. As a practical matter, the Company seeks to assist its directors and executives by monitoring transactions and completing and filing reports on their behalf.

Based solely upon a review of SEC filings furnished to the Company and written representations that no other reports were required, we believe that all Reporting Persons complied with these reporting requirements during the 2010 fiscal year, except for the following filings that were inadvertently filed late: a Form 4 for Stuart C. Daughtridge reporting the exercise of stock option awards and the sale of related shares; a Form 4 for Christopher Roberts reporting a grant of stock options; a Form 4 for General Thomas S. Moorman, Jr., USAF, Retired, reporting a grant of the Company’s Common Stock; and a Form 3 for Colonel Robert F. Wright, Jr., USAF, Retired, reporting initial beneficial ownership of the Company’s Common Stock.

EXECUTIVE OFFICERS

Set forth below is certain information regarding the executive officers of the Company not currently serving on the Board of Directors. The age shown below for each executive officer is as of February 16, 2011, the date of the Annual Meeting.

Executive Officer	Age	Position
R. Miller Adams	60	General Counsel, Executive Vice President for Corporate Affairs and Corporate Secretary
Stuart C. Daughtridge	47	Executive Vice President and General Manager, Products
James B. Kramer	40	Senior Vice President and General Manager, Civil and Commercial Group
Christopher Roberts	56	Chief Financial Officer and Treasurer
H. Marshal Ward	64	Chief Operating Officer
Robert F. Wright, Jr.	51	Senior Vice President and General Manager, Military & Intelligence Group

R. Miller Adams, 60, joined the Company in February 2009 as General Counsel and Corporate Secretary, and in March 2009, also assumed the role of Executive Vice President for Corporate Affairs. From April 2007 to February 2009, Mr. Adams was President of Sheppard Global, Ltd., a technology assessment and commercialization consultancy. Mr. Adams previously served as Vice President, Global R&D Strategies at The Boeing Company, the world’s largest aerospace company and a leading manufacturer of commercial jetliners and defense, space and security systems, from February 2005 to March 2007, where he was responsible for creating and managing a global R&D and technology strategy at the company’s Phantom Works group. Prior to February 2005, Mr. Adams served as Director of Technology Planning & Acquisition at The Boeing Company. Mr. Adams is a member of the Washington State, National and American Bar Associations and is active in various civic organizations, including the Board of Trustees of the Church Divinity School of the Pacific, The Rainier Club, the Scoutreach Foundation and the Philmont Ranch Committee, a national committee of the Boy Scouts of America. Mr. Adams has received various honors and awards during his career, including the Chairman’s Award at the Black Engineer of the Year Conference. Mr. Adams holds a Bachelor of Arts degree in Sociology from Seattle University and earned his Juris Doctor from The University of Puget Sound School of Law (now the Seattle University School of Law).

Stuart C. Daughtridge, 47, joined the Company in January 1999. Mr. Daughtridge currently serves as Executive Vice President and General Manager, Space Communications Systems Group, a position to which he was appointed in October 2008. Since February 2009, Mr. Daughtridge has also served as Executive Vice President and General Manager, Products. Mr. Daughtridge previously served as the Company’s Executive Vice President, Commercial Division, from October 2004 to October 2008. In February 2000, Mr. Daughtridge was appointed Vice President of the Commercial Division. From January 1999 to February 2000, he was a senior program manager for the Orion 1, 2 and 3 and New Skies Satellite programs. Prior to joining the Company, Mr. Daughtridge worked in several management positions in the spacecraft engineering and satellite operations division of Orion Satellite Corporation (which later became part of Loral Space & Communications). His last position at Orion was Director of Satellite Operations. From 1990 to 1992, he worked at INTELSAT in spacecraft engineering and satellite operations for the INTELSAT-K spacecraft and the INTELSAT V, IV and VII series of satellites. From 1986 to 1990, he worked for Contel Corporation (which later became part of GTE Corporation) as a spacecraft engineer for NASA’s Tracking and Data Relay Satellite System. Mr. Daughtridge holds a Bachelor of Science degree in Electrical Engineering from Lafayette College.

James B. Kramer, 40, joined the Company in November 1999. Mr. Kramer is the Senior Vice President and General Manager of the Civil and Commercial Group at the Company. In this role, he is responsible for the Civil Programs Division, the Commercial Programs Division and two wholly owned subsidiaries located in Toulouse, France and Newcastle Upon Tyne, United Kingdom. Before assuming his current role, Mr. Kramer served in a variety of positions for the Company, including Senior Vice President and General Manager of the Commercial Ground Systems Group from December 2008 to October 2009 and Senior Vice President and General Manager of the Commercial Group from October 2008 to December 2008. Mr. Kramer served as Vice President of Commercial Programs from June 2008 to October 2008. In April 2007, he was appointed Director of Commercial Command and Control Systems. From May 2005 to April 2007, Mr. Kramer was a senior program manager for the Intelsat (formerly PanAmSat) programs. From November 1999 until May 2005, he was program manager for the New Skies Satellites programs. Prior to joining the Company, Mr. Kramer worked for Orbital Sciences Corporation as a mission operations lead on the RADARSAT-2 and OrbView-3 programs. From 1992 to 1998, he worked for Orion Satellite Corporation (which later became part of Loral Space & Communications), where he held several positions in the satellite engineering department, most recently as lead satellite bus subsystem engineer on the Orion 2 program. Mr. Kramer is a member of the American Institute of Aeronautics and Astronautics. He holds a Bachelor of Science degree in Aerospace Engineering from the University of Virginia.

Christopher Roberts, 56, joined the Company in June 2010 as Chief Financial Officer and Treasurer. He brings more than 24 years’ experience in government contracting, primarily in the aerospace, defense, and information technology sectors, including professional services, software product, and hardware manufacturing businesses. Before joining the Company, Mr. Roberts served during 2010 as Director of Finance and Administration for Infinity Technology LLC, a systems engineering and information technology company; from 2007 to 2010 as Controller and Director of Contracts for Laguna Ventures, Inc., a technical services company; from 2006 to 2007 as Finance Director for Pearson Analytic Solutions, Inc., a technology company; and from 1998 to 2005 as Chief Executive Officer and Chief Financial Officer of PixSell Inc., a professional service company specializing in geospatial information management systems and remote sensing. Mr. Roberts also has served in financial management, contracts administration, business development, and compliance positions for several other leading technology companies in the Washington, DC area, including CTA Space Systems, System Planning Corp., and Atlantic Aerospace Electronics Corp. In addition to these efforts, he has served as the chief financial officer for successful startups. Mr. Roberts also has experience in the satellite design, manufacture, and operations arenas, including the software products used for on-orbit satellite command and control. He is a co-author of “Antitrust for Business,” and has published articles on antitrust and patent law, space policy, information technology, and corporate finance. Mr. Roberts holds a Bachelor of Science degree in Electrical Engineering from the Massachusetts Institute of Technology (MIT), a Juris Doctor from the University of Virginia School of Law, and a Master of Business Administration degree from MIT’s Sloan School of Management.

Major General H. Marshal Ward, USAF, Retired, 64, joined the Company in August 2009 as Chief Operating Officer. General Ward, USAF, Retired, brings with him more than 40 years’ experience in the aerospace and defense industries. From 2002 to 2009, General Ward served as Vice President and General Manager for the Space Systems and Electronics business area of BAE Systems, Inc., a global company engaged in the development, delivery and support of advanced defense, security and aerospace systems. In this position, he was responsible for the inception of the business area and its growth by 2008 to $270 million in revenues. Before joining BAE Systems, General Ward served 35 years with the United States Air Force. He retired as Director, Special Programs, in the Office of the Under Secretary of Defense for Acquisition, Technology, and Logistics. General Ward served as the principal staff assistant and advisor to the Under Secretary of Defense for Acquisition and Technology on all programs protected under special access controls. During his military career, he was the recipient of numerous awards and commendations, including the Defense Superior Service Medal, which is awarded to members of the United States military who perform “superior meritorious service in a position of significant responsibility.” General Ward holds a Bachelor of Science degree in Meteorology from Florida State University and a Master of Business Administration degree from Auburn University, and he is a graduate of National Defense University’s Industrial College of the Armed Forces.

Colonel Robert F. Wright, Jr., USAF, Retired, 51, joined the Company in February 2010 as the Senior Vice President and General Manager of the Company’s Military and Intelligence Group. Before assuming his current role, Colonel Wright served for over 28 years in the United States Air Force, including most recently as

Commander of the Space Innovation & Development Center (SIDC) at Schriever Air Force Base in Colorado. The SIDC is the centerpiece of the Air Force’s effort to integrate space into its daily operations and provides innovative solutions to warfighters. His long career in space and communications includes commanding two communications squadrons and a communications group, including a one-year deployed tour supporting Operation Southern Watch and Vice Commander, 14th Air Force (the Flying Tigers). He held several key staff positions, including Executive Officer to the Director, National Reconnaissance Office, as well as aide-de-camp and Executive Officer to the Commander, United States Central Command. Colonel Wright has earned numerous awards and decorations including the Legion of Merit with two oak leaf clusters, the Defense Meritorious Service Medal with one oak leaf cluster, and the Air Force Commendation Medal. He holds a Bachelor of Science degree from the U.S. Air Force Academy and a Master of Science degree in Systems Management from the University of Southern California. Colonel Wright is an active member of the Armed Forces Communications and Electronics Association, American Institute of Aeronautics and Astronautics, Military Officers Association of America, and the Air Force Association.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Committee Report

The Compensation Committee, which is composed solely of independent members of the Board of Directors, assists the Board of Directors in fulfilling its responsibilities relating to executive compensation. The Compensation Committee reviewed and discussed with management the Company’s Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this proxy statement.

Submitted by the members of the Compensation Committee:

Bruce L. Lev, Chairman

John M. Albertine

Melvin L. Keating

William F. Leimkuhler

R. Doss McComas

Compensation Discussion and Analysis

Executive Summary

This section describes our compensation strategy, programs and practices for the executive officers listed in the Summary Compensation Table that follows this discussion. In this proxy statement, we refer to these individuals as our “Named Executive Officers.” Our Named Executive Officers in fiscal year 2010 include our Chief Executive Officer, Paul G. Casner; Chief Operating Officer, Major General H. Marshal Ward, USAF, Retired; Chief Financial Officer and Treasurer, Christopher B. Roberts; Executive Vice President and General Counsel, R. Miller Adams; Senior Vice President and General Manager, Military & Intelligence Group, Colonel Robert F. Wright, Jr., USAF, Retired, and former Chief Financial Officer, William M. Bambarger. Mr. Bambarger terminated employment as an executive officer with the Company during fiscal year 2010.

Business Results Considered

The Company’s financial performance for 2010 was mixed, with strong performance with respect to certain metrics, including revenues and gross profits, and weaker performance with respect to other metrics, such as bookings and earnings per share. While the Company continued to confront significant obstacles related to the world-wide financial downturn as well as Company-specific items, the Company is proud of its growth in operations during the year and is continuing to improve on various fronts, including cost reductions and revenue expansion.

As discussed in further detail below, the Company has a pay for performance philosophy. The Compensation Committee’s decisions are informed by, among other items, its assessment of the Company’s performance, which, for the annual incentive bonus plan in which the Named Executive Officers participate, is measured with respect to certain metrics. The Company’s targets for the past three fiscal years, for the key metrics used for the annual incentive bonus plan, as well as the Company’s actual performance against these metrics, is reflected in the table below:

(all numbers are in millions other than earnings per share)

Metric	2008 Target	2008 Actual	2009 Target*	2009 Actual	2010 Target	2010 Actual
Revenue	$149.2	$160.2	$180.0	$159.9	$175.0	$177.9
Gross Profit	n/a	n/a	n/a	n/a	$62.0	$68.6
Operating Income	$19.8	$25.1	$11.0	$0.1	n/a	n/a
Bookings	$127.9	$130.2	$180.0	$94.4	$200.0	$188.9
Earnings per Share	$0.72	$1.01	$0.45	$0.06	$0.50	$(0.14)

*	In light of difficult economic conditions during the 2009 fiscal year, the corporate goals were modified on May 8, 2009.

Notwithstanding that the Company met certain targets for fiscal year 2010 under the annual incentive plan, the Chief Executive Officer recommended (consistent with the Company’s pay for performance philosophy) that there be no bonus payouts for fiscal year 2010 for the Company’s most senior executives, including the Named Executive Officers, based on the Company’s overall financial performance. The Compensation Committee concurred and used its discretion under the plan to effect the Chief Executive Officer’s recommendation. For fiscal year 2008 and fiscal year 2009, the Compensation Committee approved above-target bonus payments and no bonus payments, respectively.

Additionally, for fiscal year 2010, as in prior years, the Company’s financial performance was a determining factor in the Compensation Committee’s decisions with respect to other elements of compensation, including base salary and long-term equity. Base salaries were not increased during the fiscal year except for a change to Mr. Adams’ base salary early in the fiscal year to reflect additional responsibilities. And, other than in connection with the hiring of Mr. Roberts and Colonel Wright during the fiscal year, the Compensation Committee determined to make no equity grants during the fiscal year to the Named Executive Officers. The Compensation Committee does not set objective targets with respect to Company performance, other than for the annual incentive bonus payments; rather, the Compensation Committee makes an overall, subjective assessment of Company performance.

Executive Compensation Philosophy and Overview

Our executive compensation program is designed to provide an overall total direct compensation package that enables us to attract and retain talented employees, provide incentives for performance and create long-term value for our stockholders. Our executive compensation program generally consists of three forms of compensation: base salary; annual cash incentive bonus opportunity; and long-term equity-based incentives.

Our executive compensation program is designed to pay for performance and align our executive officers’ interests with stockholder interests. Because our executive officers are in a position to directly influence the Company’s performance, compensation for our executive officers involves a significant proportion of pay that is “at risk” and tied directly to Company performance—namely, the annual incentive bonus plan and the value of long-term equity-based incentives. The Compensation Committee believes that our annual incentive bonus plan and equity-based incentives play a significant role in aligning our executive officers’ interests with those of our stockholders without creating incentives for our executive officers to take excessive risks. We do not have a specific allocation goal between cash and equity-based compensation or between annual and long-term incentive compensation.

In accordance with its charter, the Compensation Committee of the Board of Directors, which is composed solely of independent directors, oversees the Company’s overall compensation structure, policies and programs, recommends to the Board of Directors for approval the compensation of our executive officers, including our Named Executive Officers (and to the independent members of the Board of Directors with respect to the Chief Executive Officer), and administers our annual cash and equity-based incentive plans. Historically, and in fiscal year 2010, the Board of Directors has ratified the Compensation Committee’s recommendations and decisions. In the performance of its duties, the Compensation Committee annually reviews and determines the compensation of each Named Executive Officer. The recommendations of our Chief Executive Officer play a significant role in the annual compensation-setting process. Our Chief Executive Officer reports to the Compensation Committee on Named Executive Officers’ performance, including his own, and provides recommendations regarding the other Named Executive Officers’ compensation packages. Our Chief Executive Officer, together with management, consults with and provides recommendations to the Compensation Committee on the design of our annual cash incentive bonus program, as discussed further below.

Compensation Considerations

The Compensation Committee strives to make our executive compensation packages competitive with the current practices in our industry and the geographic markets in which we conduct business. In addition, in making compensation decisions, the Compensation Committee considers the Company’s budget and performance and each executive officer’s individual contribution and performance, internal pay relationships within the Company, the complexity and importance of each executive officer’s role and responsibility, leadership skills and growth potential, and experience.

Individual Performance. The Compensation Committee reviews the individual performance of our Named Executive Officers when making compensation decisions. With respect to our annual incentive bonus plan, at the beginning of each fiscal year, our Named Executive Officers meet with our Chief Executive Officer and develop their performance goals for the year. The Compensation Committee reviews and approves these goals. At the end of the year, our Chief Executive Officer assesses each executive officer’s performance against these goals and provides the Compensation Committee with a performance appraisal for each executive officer. The Compensation Committee considers this assessment when recommending an annual cash incentive bonus to the Board of Directors for approval. With respect to elements of compensation other than annual incentive bonus payments, the Compensation Committee does not set objective targets with respect to individual performance; rather, the Compensation Committee makes a subjective assessment of individual performance and is informed by such assessment in making any base salary increases or long-term equity grants.

Market Data. In fiscal year 2009, the Compensation Committee retained an independent compensation consultant, Aon Consulting, to assess the market competitiveness of our executive compensation program in order to assure that our program attracts and retains executive talent essential to achieve our business plans (the “2009 Market Review”). The Compensation Committee did not work with a compensation consultant during fiscal year 2010 but internally prepared an updated version of the 2009 Market Review (the “2010 Market Review,” and, together with the 2009 Market Review, the “Market Reviews”). The Compensation Committee considered the Market Reviews when making compensation decisions with respect to fiscal year 2010. While the Compensation Committee targets each Named Executive Officer’s compensation to be within the range of the compensation provided for similar positions within the peer group described below, the Compensation Committee did not benchmark fiscal year 2010 compensation of our Named Executive Officers to specific guidelines or compensation paid by peer companies.

The Market Reviews were based upon two different sources of compensation data—a selected peer group of companies and published surveys. The peer companies were approved by the Compensation Committee upon recommendation from Aon Consulting and management. The peer companies remained the same for fiscal year 2009 and fiscal year 2010. The peer companies include other publicly held businesses with which we compete for talent with a size and complexity similar to ours in our or similar industries. The peer group data was based on publicly available information. In selecting the companies for inclusion in the peer group, the following factors were considered: net revenues, number of employees and market capitalization. The peer group companies selected for purposes of the Market Reviews were:

• Applied Signal Technology, Inc.	• Harris Stratex Networks, Inc.

• Argon ST, Inc.	• Loral Space & Communications Inc.

• Cubic Corporation	• Orbital Sciences Corporation

• EMS Technologies, Inc.	• TeleCommunication Systems, Inc.

• Globecomm Systems Inc.	• ViaSat, Inc.

The survey sources relied upon for the Market Reviews generally were broad in scope and contained compensation data from hundreds of similarly sized companies. These survey sources were: the 2008 William M. Mercer Executive Compensation Report, All Organizations/Revenue Less than $500 Million; the 2008-2009

Watson Wyatt Industry Report on Top Management Compensation—Regression, All Organizations/Revenue: $50-$500 Million; and the 2008 Confidential Radford Executive Survey, All Organizations, $50 Million to $199.9 Million Revenues/Under $50 Million for subsidiaries.

Current Executive Compensation Elements

Base Salary

Purpose. We strive to provide our Named Executive Officers with a competitive base salary that is in line with their roles and responsibilities. We view base salary as an important component of each Named Executive Officer’s overall compensation package. Base salaries are reviewed at least annually and at the time of promotion or other changes in responsibilities. In determining whether to award base salary increases, the Compensation Committee considers the Company’s business outlook, the Company’s budget, the executive officer’s overall performance, the executive officer’s historical compensation, internal pay equity and other factors, including any retention concerns. With respect to the foregoing considerations, the Compensation Committee does not set any specific targets; rather, the Compensation Committee makes an overall, subjective assessment. In addition to considering the factors listed above, the Compensation Committee considered the 2009 Market Review in determining fiscal year 2010 salaries, as described below. Our Chief Executive Officer provides recommendations on base salary increases for Named Executive Officers other than himself, taking into consideration the factors above and the 2009 Market Review.

Fiscal Year 2010 Decisions. Below are the base salaries for the Named Executive Officers at the beginning and at the end of fiscal year 2010:

Name (1)	Base Salary End of FY09/Beginning FY10 (or upon hire, if later)	Salary Changes During the Year	Base Salary at the End of FY10
Paul G. Casner	$390,000	—	$390,000
H. Marshal Ward	$300,000	—	$300,000
Christopher B. Roberts	$200,000	—	$200,000
R. Miller Adams	$280,000	$20,000	$300,000
Robert F. Wright, Jr.	$250,000	—	$250,000
William M. Bambarger	$300,000	—	N/A

On December 4, 2009, the Compensation Committee met to consider fiscal year 2010 base salaries. Based upon the Chief Executive Officer’s recommendations, and taking into consideration the 2009 Market Review, the Compensation Committee decided to increase Mr. Adams’ base salary by $20,000 to reflect his assumption of additional responsibilities. Based on the Compensation Committee’s overall, subjective assessment of fiscal year 2009 financial results, as well as the 2009 Market Review, the Compensation Committee determined not to make any changes to the base salaries for the other Named Executive Officers.

As a result of the negotiation of Colonel Wright’s employment arrangements, Colonel Wright’s base salary was set at $250,000, effective upon commencing employment on February 1, 2010. As a result of the negotiation of Mr. Roberts’ employment arrangements, Mr. Roberts’ base salary was set at $200,000, effective upon the commencement of his employment on June 28, 2010. The Compensation Committee determined that these were appropriate salary levels given, in each case, salary levels with previous employers, their senior level position within the Company and also based upon the 2009 Market Review.

Annual Cash Incentive Bonus

Purpose. In fiscal year 2010, all of the Named Executive Officers participated in the Integral Systems, Inc. Management Incentive Plan for FY 2010 (the “MIP”), an annual cash incentive plan designed to reward satisfaction of short-term corporate and individual goals. For fiscal year 2010, the Compensation Committee established measurable objective criteria consistent with the Company’s annual operating plan. These objective measures are designed to drive Company performance. Annual bonuses are paid in cash following completion of our fiscal year. Prior to payment, the Compensation Committee reviews and approves the bonus payouts for our eligible Named Executive Officers. As discussed further below, no bonuses were paid out to Company’s most senior executives, including the Named Executive Officers, under the MIP for fiscal year 2010.

Fiscal Year 2010 MIP Target Opportunities. Each Named Executive Officer participating in the MIP had an assigned target bonus that was a percentage of base pay as follows: Mr. Casner-75%, General Ward-50%, Mr. Roberts-50%, Mr. Adams-50%, Colonel Wright-40% and Mr. Bambarger-50%. Mr. Casner was given the same opportunity for fiscal year 2010 that was given to our former Chief Executive Officer, Mr. Higginbotham, for fiscal year 2009. Mr. Roberts was given the same opportunity for fiscal year 2010 that was given to our former Chief Financial Officer, Mr. Bambarger, for fiscal year 2010. Mr. Adams and Colonel Wright were given a bonus opportunity that the Compensation Committee considered to be competitive with our peer group for their respective positions. Otherwise, the Compensation Committee kept bonus opportunities consistent with fiscal year 2009. The Compensation Committee’s decisions in setting target bonuses were based, in part, on the 2009 Market Review. The Compensation Committee considers these opportunities to be competitive with our peer group for each respective position. Bonus payments for Named Executive Officers that participated for only a portion of the year, were subject to pro-ration for the portion of the year the executive was employed by the Company, at the discretion of the Compensation Committee.

The actual bonus payments earned by each employee annually under the MIP may be either less than or greater than their target bonus depending on whether and the extent to which the various performance goals (as discussed below) are achieved in the fiscal year, and further subject to the Compensation Committee’s discretion. The actual bonus earned may range from 0% to 200% of the target. If no corporate performance goals are achieved, the bonus payout is limited to the portion of the bonus assigned to individual goals. If no goals are achieved, the bonus payout will be zero. Further, pursuant to the MIP, in the event that the corporate gross profit achievement is less than 90% of the target, any individual performance award percentage can be set to zero at the discretion of management and/or the Compensation Committee.

Fiscal Year 2010 Performance Goals. Award opportunities under the MIP in fiscal year 2010 were based on corporate and individual performance. MIP corporate goals were recommended by management and reviewed and approved by the Compensation Committee. Individual goals for each of our Named Executive Officers, other than our Chief Executive Officer were recommended by our Chief Executive Officer after consultation with each individual executive officer. Individual goals were generally qualitative and reflect key business and strategic objectives for each Named Executive Officer. The corporate goals were approved by the Compensation Committee on September 30, 2009, and reflected financial and business performance objectives consistent with the Company’s annual operating plan.

Funding of the MIP for the Named Executive Officers was subject to the Company’s attainment of corporate (80% weighting) and individual (20% weighting) goals. The Compensation Committee established the following four corporate goals for fiscal year 2010:

Annual Financial Measures for Fiscal Year 2010	Target	Weight
Revenue	$175 million	20%
Gross Profit	$62 million (pre-bonus)	30%
Bookings (1)	$200 million	30%
Earnings per Share (“EPS”)	$0.50 (pre-bonus)	20%

(1)	Bookings are calculated by aggregating the contract value for new contracts and change orders awarded during the specified period. Contract value represents future revenue to be earned in connection with performing the services or delivering the product.

These criteria were selected because the Compensation Committee believed they were the key corporate drivers of stockholder value for fiscal year 2010, focusing our Named Executive Officers on growth and profitability. As explained in more detail in the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table,” the actual bonus amount paid for each corporate goal is based on a sliding scale for achievement attained in between threshold, target and stretch levels.

In addition to the corporate performance measures, a portion of each Named Executive Officer’s bonus payout was to be determined based on individual performance. The individual performance considerations, as determined in September 2009 (or an executive’s start date, if later), were as follows:

•

Mr. Casner: manage the company for improved performance over fiscal year 2009 and improved performance quarter over quarter through fiscal year 2010, make organizational changes to maximize efficiency and to promote growth in fiscal year 2010, and implement a company-wide succession plan by the end of fiscal year 2010.

•

General Ward: manage the operations of the Company to deliver improved program execution performance over fiscal year 2009 and improved customer satisfaction as reflected in various forms of customer feedback, grow the business by improving product offerings and expanding the customer base our Company serves, maintain a skilled, informed and motivated workforce through quarterly “all-hands” meetings, strategic thinking and state of mind workshops, succession planning, and instill a culture of dignity and respect.

•	Mr. Roberts: because Mr. Roberts joined late in the fiscal year, he was subject only to the corporate performance measures.

•	Mr. Adams: manage and resolve currently pending litigation and shareholder demand matters and manage the operations of the Corporate Affairs Group.

•

Colonel Wright: execute flawlessly on certain contracts, grow certain business pipelines, partner cross-horizontally within the company to optimize company synergies, be a driving force of new thinking within the business unit and across the Company.

•

Mr. Bambarger: reduce the monthly financial reporting close cycle to 10 business days by the end of the 3rd quarter of fiscal year 2010, complete the consolidation of all finance, accounting and information technology functions reporting to the corporate leaders by the end of fiscal year 2010, and successfully manage all audit and compliance functions to ensure no Sarbanes-Oxley material weaknesses and no significant post-closing audit adjustments.

Fiscal Year 2010 Actual Performance and MIP Award Payouts. Notwithstanding that the Company met certain targets for fiscal year 2010 under the annual incentive plan, the Chief Executive Officer recommended (consistent with the Company’s pay for performance philosophy) that there be no bonus payouts for fiscal year 2010 for the Company’s most senior executives, including the Named Executive Officers, based on the Company’s overall financial performance. The Compensation Committee concurred and used its discretion under the plan to effect the Chief Executive Officer’s recommendation.

Fiscal Year 2011 Decisions. On December 1, 2010, the Compensation Committee approved the Management Incentive Plan for fiscal year 2011 (the “2011 MIP”). Participants in the 2011 MIP include the Named Executive Officers, other than those who resigned during fiscal year 2010. The 2011 MIP is substantially consistent with the MIP for fiscal year 2010, with one exception. Whereas pursuant to the MIP, in the event that the corporate gross profit achievement was less than 90% of the target, any individual performance award percentage could be set to zero at the discretion of management and/or the Compensation Committee, pursuant to the 2011 MIP, in the event that EPS is less than the EPS target for the fiscal year, any performance award percentage can be set to zero at the discretion of management and/or the Compensation Committee. The Compensation Committee made this change as it viewed EPS to be a better measure, over all, of corporate performance.

Long-Term Equity-Based Incentive Compensation

Purpose. The objectives of our equity-based incentive compensation program are to encourage hiring, retention and stock ownership and to align our executive officers’ interests with those of our stockholders. Historically, and in fiscal year 2010, our Named Executive Officers have received stock options. Stock options are intended to align the interests of the Named Executive Officers with the interests of stockholders by tying a portion of executive compensation to long-term stock price appreciation. In order to achieve this alignment and encourage retention, we have historically granted options to our executive officers that generally vest over a multi-year period. We do not have a policy in place regarding the allocation of long-term incentives for our executive management team relative to other elements of compensation. In addition to annual stock option awards, our executive officers may receive stock options in connection with the commencement of their employment or upon promotion.

For administrative convenience, the Board of Directors typically awards annual stock option grants only once per year at a scheduled meeting. Throughout the year, the Compensation Committee may also approve new hire or promotion equity awards. For annual awards, the Compensation Committee’s general policy is to grant stock options on the date it approves them. The exercise price is determined in accordance with the terms of the 2008 Stock Incentive Plan (the closing price on the date of grant) and cannot be less than the fair market value of our Common Stock on the date of grant.

Fiscal Year 2010 Decisions. In awarding stock options in fiscal year 2010, the Compensation Committee considered market data, the Company’s budget, the level of responsibility, experience, and each Named Executive Officer’s individual performance and contribution to the Company’s performance. With respect to the foregoing considerations, the Compensation Committee does not set any specific targets; rather, the Compensation Committee makes an overall, subjective assessment. After taking into account the foregoing, with the exception of grants to new hires, the Compensation Committee determined not to make equity grants to the Named Executive Officers in fiscal year 2010.

In connection with the negotiation of Colonel Wright’s employment arrangements, on February 17, 2010, Colonel Wright received a grant of 30,000 stock options. In connection with the negotiation of Mr. Roberts’ employment arrangements, on July 28, 2010, Mr. Roberts received a grant of 30,000 stock options. The Compensation Committee determined that these were appropriate grant levels, in each case, based upon compensation levels with previous employers, the position within the Company and also based upon the 2009 Market Review.

All equity awards granted in fiscal year 2010 to Named Executive Officers are shown in the Grants of Plan-Based Awards Table included in this proxy statement.

Benefit and Retirement Programs. Our Named Executive Officers are eligible to participate in benefits plans that are available to substantially all of our employees, including participation in the Company’s 401(k) savings plan, medical insurance, dental insurance, life insurance and disability insurance programs. We do not sponsor a defined benefit retirement plan or deferred compensation plan for any of our employees.

Perquisites. Except with respect to certain benefits provided to General Ward and Mr. Adams, the Company does not provide its Named Executive Officers with any additional benefits or perquisites not available to all other employees. General Ward and Mr. Adams received benefits to reimburse commuting costs for travel to the Company’s headquarters from their respective principal places of residence. The Company also reimbursed them for related lodging expenses. The Compensation Committee believed these perquisites were reasonable and in the best interests of the Company insofar as they allowed us to retain General Ward and Mr. Adams. These benefits are described further in the footnotes to the Summary Compensation Table contained in this proxy statement.

Employment Agreements, Severance Benefits and Change in Control Provisions

In fiscal year 2010, the Company was a party to employment agreements with General Ward and Messrs. Adams and Bambarger. The agreements provide for, among other things, specified payments in the event of termination of employment in certain circumstances. The Compensation Committee believes that it is important to provide our Named Executive Officers with some measure of financial security in the event they are subject to an involuntary termination of employment. Our severance arrangements also provide an incentive for our Named Executive Officers to refrain from competing with the Company and to cooperate with the Company while employed by the Company, and, in the event their employment is terminated, after termination. Messrs. Casner and Roberts and Colonel Wright do not have employment agreements.

Mr. Bambarger’s employment agreement, which is no longer in effect, Mr. Adams’ employment agreement and Mr. Roberts’ change in control severance agreement entered into during fiscal year 2011, provide for certain, limited “double-trigger” benefits. Otherwise, our employment agreements and arrangements with our Named Executive Officers do not provide enhanced severance benefits upon a change in control of the Company.

Under our 2002 Stock Option Plan and our 2008 Stock Incentive Plan, if the Company is involved in a change in control transaction and is not the surviving corporation, all outstanding unvested stock options will vest and become exercisable if they are not assumed by the acquiring entity. The Compensation Committee believes that the interests of our stockholders are best served if the interests of our senior management are aligned with theirs. The Compensation Committee believes that the Company’s severance and change in control arrangements are reasonable and consistent with the practices of similarly situated companies.

In connection with the termination of Mr. Bambarger’s employment, the Company and Mr. Bambarger entered into an Agreement and Release, the terms of which are described in the “Potential Payments Upon Termination of Employment and Change in Control” section of this proxy statement.

For additional information regarding the potential severance benefits payable to our Named Executive Officers under various circumstances, as well as any severance benefits paid in fiscal year 2010, see the description under “Potential Payments Upon Termination of Employment and Change in Control” contained in this proxy statement.

Accounting and Tax Implications of Our Compensation Program

In designing our executive compensation program, the Compensation Committee considers the financial accounting and tax consequences to the Company as well as to our employees. We account for equity compensation paid to our employees under financial accounting standards, which generally require us to estimate and record an expense over the service period of the award. The cost of outstanding equity awards is considered by management as part of our equity grant recommendations.

In evaluating the structure of our compensation program, the Compensation Committee considers the potential impact of Section 162(m) of the Internal Revenue Code (the “Code”). Code Section 162(m) limits the Company’s federal tax deduction on compensation paid in excess of $1 million a year to our Chief Executive Officer and our next three most highly compensated Named Executive Officers (other than our Chief Financial Officer). The IRS’s limitation does not apply to compensation that qualifies as “performance based” under federal tax law. Our policy is to structure, to the extent practicable, compensation arrangements with our executive officers to be fully deductible under federal tax law unless the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives.

We will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Because corporate objectives may not always be consistent with the requirements for full deductibility, we are prepared, when appropriate, to enter into compensation arrangements under which payments may not be deductible under Code Section 162(m). Thus, deductibility will not be the sole factor used in ascertaining appropriate levels or modes of compensation.

Summary Compensation Table

The following Summary Compensation Table shows the compensation paid, accrued or expensed with respect to our Named Executive Officers during the year indicated:

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total ($)
Paul G. Casner	2010	387,000	—	—	—	11,700	398,700
Chief Executive Officer and President (4)	2009	55,500	—	460,600	—	40,696	556,796

H. Marshal Ward	2010	300,000	—	—	—	28,227	328,227
Chief Operating Officer (5)

Christopher B. Roberts	2010	50,000	—	120,930	—		170,930
Chief Financial Officer and Treasurer (6)

R. Miller Adams	2010	296,539	—	—	—	88,785	385,324
Executive Vice President and General Counsel (7)	2009	162,154	25,000	206,250	—	29,480	422,884

Robert F. Wright, Jr.	2010	153,846	—	143,790	—	—	297,636
Senior Vice President and General Manager, Military & Intelligence Group (8)

William M. Bambarger, Jr.	2010	262,769	—	265,565	—	267,668	796,002
Former Chief Financial Officer (9)	2009	277,521	25,000	206,250	—	16,414	525,185
	2008	236,827	—	818,460	99,846	13,025	1,168,158

(1)	Includes any amounts contributed by our Named Executive Officers to our qualified 401(k) savings plan.
(2)	The amounts set forth in this column represent the grant date fair value of stock options granted during the applicable fiscal year. For additional information about the assumptions used in these calculations, see Note 12 to the audited consolidated financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended September 24, 2010.
(3)	For Messrs. Casner and Roberts, the amounts shown under the All Other Compensation column with respect to fiscal year 2010 represent the Company’s matching contribution under our 401(k) plan. For General Ward, the amount shown with respect to fiscal year 2010 includes $9,000 in 401(k) matching contributions, $13,315 for commuting expenses for travel between the Company’s headquarters and his principal place of residence and $5,912 for car rental and other transportation costs while he worked at the Company’s headquarters. For Mr. Adams, the amount shown with respect to fiscal year 2010 includes $17,746 in 401(k) matching contributions, $63,779 for commuting expenses for travel between the Company’s headquarters and his principal place of residence and $7,261 for car rental and other transportation costs while he worked at the Company’s headquarters. For Mr. Bambarger, the amount shown with respect to fiscal year 2010 includes $13,822 in 401(k) matching contributions and $253,846 in severance costs paid in accordance with his Agreement and Release described in the “Potential Payments Upon Termination of Employment and Change in Control” section of this proxy statement.
(4)	Mr. Casner was appointed as the Company’s Chief Executive Officer effective August 6, 2009.
(5)	General Ward was appointed as the Company’s Chief Operating Officer effective August 31, 2009.
(6)	Mr. Roberts was appointed as the Company’s Chief Financial Officer and Treasurer effective June 28, 2010.
(7)	Mr. Adams was appointed as the Company’s General Counsel effective February 25, 2009. Mr. Adams was appointed as an Executive Vice President (in addition to General Counsel) effective March 27, 2009.
(8)	Colonel Wright was appointed as the Company’s Senior Vice President and General Manager, Military & Intelligence Group effective February 1, 2010.
(9)	Mr. Bambarger resigned as the Company’s Chief Financial Officer effective August 1, 2010.

Grants of Plan-Based Awards for Fiscal Year 2010

The following table sets forth information with respect to grants of plan-based awards to our Named Executive Officers in fiscal year 2010. The equity awards granted in 2010 identified in the table below are also reported in the Outstanding Equity Awards at 2010 Fiscal Year-End Table.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards ($) (3)
		Threshold ($)	Target ($)	Maximum ($)
Paul G. Casner
Incentive Compensation Plan	—	0	292,500	585,000	—	—	—

H. Marshal Ward
Incentive Compensation Plan	—	0	150,000	300,000	—	—	—

Christopher B. Roberts
Incentive Compensation Plan	—	0	100,000	200,000	—	—	—
New Hire Grant	7/28/2010	—	—	—	30,000	7.75	120,930

R. Miller Adams
Incentive Compensation Plan	—	0	140,000	280,000	—	—	—

Robert F. Wright, Jr.
Incentive Compensation Plan	—	0	100,000	200,000	—	—	—
New Hire Grant	2/17/2010	—	—	—	30,000	9.15	143,790

William M. Bambarger, Jr.
Incentive Compensation Plan	—	0	150,000	300,000	—	—	—
Modification (2007 Grant) (4)	5/13/2010	—	—	—	30,000	11.25	95,400
Modification (2009 Grant) (4)	5/13/2010	—	—	—	33,333	8.32	170,165

(1)	The amounts shown for all Named Executive Officers represent the potential payouts under our Management Incentive Plan for Fiscal Year 2010. No amounts were actually paid under the MIP to Named Executive Officers. See “Compensation Discussion and Analysis—Annual Cash Incentive Bonus” above for further discussion.
(2)	The options reported under this column were granted under our 2008 Stock Incentive Plan.
(3)	The amounts reported in this column represent the full grant date fair value of the awards calculated in accordance with financial accounting standards, using the Black-Scholes option-pricing model. For additional information about the assumptions used in these calculations, see Note 12 to the audited consolidated financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended September 24, 2010.
(4)	Per the terms of his Agreement and Release dated May 13, 2010, Mr. Bambarger’s options granted on September 25, 2007 and May 8, 2009 became fully vested and will remain exercisable until September 25, 2013 and May 8, 2019, respectively. The incremental change to the grant date fair value of these options due to the modification of the original terms of the options is reflected in the table, above.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Arrangements and Agreements

Mr. Casner’s Compensation Arrangement. Mr. Casner was appointed as Chief Executive Officer of the Company effective August 6, 2009 and on August 10, 2009, the Compensation Committee agreed upon a compensation arrangement for Mr. Casner. Mr. Casner’s annual base salary is $390,000. Mr. Casner was issued options to purchase 100,000 shares of the Company’s Common Stock. Mr. Casner was and will continue to be eligible to receive an annual cash incentive bonus, at the discretion of the Board of Directors. Mr. Casner is also eligible to participate in benefit plans that are generally available to the Company’s employees, such as the 401(k) plan, disability and life insurance, and vacation, sick and holiday time off.

Major General (Ret.) H. Marshal Ward’s Employment Agreement. We entered into an employment agreement with General Ward, the Company’s Chief Operating Officer, effective as of August 31, 2009 (the “Ward Agreement”). Under the Ward Agreement, General Ward’s annual base salary was set at $300,000, and his annual target bonus opportunity is 50% of base salary, with the actual bonus, if any, determined pursuant to the Company’s applicable annual incentive compensation plan as in effect from time-to-time. General Ward’s base salary may be increased, but not decreased, based upon the evaluation of his performance and the compensation policies of the Company. Additionally, General Ward received a stock option grant of 50,000 shares. The Company agreed to provide General Ward with an extended residence stay and a rental car for four weeks, reimbursement for the cost of one round-trip, coach-class ticket per week from BWI airport or another area airport to Manchester, New Hampshire during the first three years of the Ward Agreement or during any renewal period and reimbursement of up to $10,000 for his legal fees incurred in connection with the negotiation of the Ward Agreement. General Ward is also eligible to participate in any present or future bonus, profit sharing, stock option or other employee compensation or incentive plan adopted by the Company as well as any other benefit plans available to other executive officers of the Company. The term of the Ward Agreement is for a period of three years and will automatically continue to extend for additional one-year terms unless either party gives at least 180 days’ notice prior to the last day of the initial term or any renewal period.

Mr. Roberts’ Compensation Arrangement. Mr. Roberts was appointed as Chief Financial Officer and Treasurer of the Company effective June 28, 2010 and on June 16, 2010, the Compensation Committee agreed upon a compensation arrangement for Mr. Roberts. Mr. Roberts’ annual base salary is $200,000. Mr. Roberts was issued options to purchase 30,000 shares of the Company’s Common Stock. Mr. Roberts was and will continue to be eligible to participate in the MIP, with a target bonus opportunity of 50% of his annual salary. Mr. Roberts is also eligible to participate in benefit plans that are generally available to the Company’s employees, such as the 401(k) plan, disability and life insurance, and vacation, sick and holiday time off.

Mr. Adams’ Employment Agreement. We entered into an employment agreement with Mr. Adams, the Company’s General Counsel, effective as of February 25, 2009 (the “Adams Agreement”). Mr. Adams was appointed as an Executive Vice President (in addition to General Counsel) on March 27, 2009. Under the Adams Agreement, Mr. Adams’ annual base salary was initially $270,000 and is currently $300,000, and his annual target bonus opportunity is 50% of base salary, with the actual bonus, if any, determined pursuant to the Company’s applicable annual incentive compensation plan as in effect from time-to-time. Mr. Adams’ base salary may be increased, but not decreased, based upon the evaluation of his performance and the compensation policies of the Company. Additionally, Mr. Adams received a sign-on bonus of $25,000 and a stock option grant of 50,000 shares. The Company agreed to provide Mr. Adams with an extended residence stay and a rental car for four weeks, reimbursement for the cost of two round-trip, coach-class tickets per month during the first three years of the Adams Agreement or during any renewal period and reimbursement of up to $10,000 for his legal fees incurred in connection with the negotiation of the Adams Agreement. Mr. Adams is also eligible to participate in any present or future bonus, profit sharing, stock option or other employee compensation or incentive plan adopted by the Company as well as any other benefit plans available to other executive officers of the Company. The term of the Adams Agreement is for a period of three years and will automatically continue to extend for additional one-year terms unless either party gives at least 180 days’ notice prior to the last day of the initial term or any renewal period.

Colonel (Ret.) Robert F. Wright, Jr.’s Employment Arrangement. Colonel Wright was appointed as Senior Vice President and General Manager, Military & Intelligence Group of the Company effective February 1, 2010. His annual base salary is currently $250,000. Colonel Wright was issued options to purchase 30,000 shares of the Company’s Common Stock. Colonel Wright was and will continue to be eligible to participate in the MIP, with a target bonus opportunity of 40% of his annual salary. Colonel Wright is also eligible to participate in benefit plans that are generally available to the Company’s employees, such as the 401(k) plan, disability and life insurance, and vacation, sick and holiday time off.

Mr. Bambarger’s Employment Agreement and Agreement and Release. We entered into an employment agreement with Mr. Bambarger, the Company’s Chief Financial Officer, effective as of October 1, 2007, as amended April 30, 2008 and May 8, 2009 (the “Bambarger Agreement”). Mr. Bambarger’s annual base salary was initially set at $235,000 and was $300,000 at the time of his resignation. Mr. Bambarger was also eligible to participate in any bonus, profit sharing, stock option or other employee compensation or incentive plan adopted by the Company as well as any other benefit plans available to other executive officers of the Company.

Mr. Bambarger resigned from the Company, effective August 1, 2010. In connection with his resignation, Mr. Bambarger and the Company entered into an Agreement and Release, dated May 13, 2010 (the “Bambarger Release Agreement”), which is described in further detail in the “Potential Payments Upon Termination of Employment and Change in Control” section of this proxy statement.

2008 Stock Option Plan

All stock options granted in fiscal year 2010 were granted under our 2008 Stock Incentive Plan. The 2008 Stock Incentive Plan provides that the closing price on the grant date is used as the exercise price (or strike price) for stock options. Mr. Roberts’ and Colonel Wright’s new hire grants were approved and granted on July 28, 2010 and February 17, 2010, respectively; and vest ratably on the first three anniversaries of the grant date. Unvested stock options will fully vest and become exercisable to the extent the options are not assumed by an acquiror or successor entity in connection with a change in control (as defined in the option agreements). Stock options are subject to forfeiture and/or time limitations on exercise in the event an executive officer’s employment terminates. Mr. Bambarger’s stock option awards were modified in connection with his resignation per the terms of the Bambarger Release Agreement.

Annual Incentive Plan Awards

Determination of Payouts for Corporate Performance. For fiscal year 2010, each corporate goal was assigned a multiplier based on the level of performance against the plan. The following table illustrates the threshold, target and stretch level of achievement against the plan for each corporate goal and the corresponding percent of the target earned for each metric.

Performance Against Plan (%)	Percent of Target Earned for Revenues & Earnings Per Share:	Percent of Target Earned for Gross Profit & Bookings:
Less than 90	0	0
90	50	0
95	75	50
100	100	100
120	200	200

For each corporate goal, if the actual result is less than the target, the Percent of Target Earned decreases on a sliding scale based on the percentage achievement. If the actual result is greater than the target, the Percent of Target Earned increases on a sliding scale up to a maximum of 200%. As shown in the table, emphasis has been placed on achievement of the Gross Profit and Bookings goals because the threshold performance for these goals is 95%. These metrics were emphasized because they are considered to be significant drivers of growth and profitability. If the threshold performance is achieved for the corporate goals, then the Percent of Target Earned for each metric will be 50%. If the stretch performance level is achieved, then the Percent of Target Earned will be 200%. The Compensation Committee has the discretion to adjust the corporate performance multiplier for any single goal either up or down based on overall results.

For further information regarding the Company’ annual cash incentive plans in fiscal year 2010, see the discussion under “Compensation Discussion and Analysis—Annual Cash Incentive Bonus.”

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table shows information about outstanding equity awards held by our Named Executive Officers at September 24, 2010, the fiscal year-end. Historical option awards have been adjusted to account for our two-for-one stock split, which was effective on August 25, 2008. The split was structured in the form of a 100% stock dividend, distributed on September 5, 2008 to stockholders of record on August 25, 2008.

Name	Grant Date (1)		Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Paul G. Casner	12/18/2006	(2)	10,000	—	12.16	12/18/2011
	9/14/2007	(2)	30,000	—	11.63	9/14/2012
	7/29/2008	(3)	6,667	3,333	23.03	7/29/2018
	5/8/2009	(3)	6,667	13,333	8.32	5/8/2019
	8/10/2009	(4)	66,667	33,333	7.31	8/10/2019

H. Marshal Ward	8/31/2009	(3)	16,667	33,333	6.27	8/31/2019

Christopher B. Roberts	7/28/2010	(3)	—	30,000	7.75	7/28/2020

R. Miller Adams	5/8/2009	(3)	16,667	33,333	8.32	5/8/2019

Robert F. Wright, Jr.	2/17/2010	(3)	—	30,000	9.15	2/17/2020

William M. Bambarger, Jr.	9/25/2007	(2)	50,000	—	11.25	9/25/2013
	5/8/2009	(2)	50,000	—	8.32	5/8/2019

(1)	All options granted in 2008, 2009 and 2010 were granted under our stockholder-approved 2008 Stock Incentive Plan. All options granted prior to 2008 were granted under our stockholder-approved 2002 Stock Option Plan, as amended and restated effective as of May 1, 2005 and December 6, 2006.
(2)	These options were fully vested as of the end of fiscal year 2010.
(3)	These options vest in thirds per year over three years on each anniversary of the grant date.
(4)	These options vest in thirds, on the grant date and on each of the first two anniversaries of the grant date.

Potential Payments Upon Termination of Employment and Change in Control

Certain of our Named Executive Officers are parties to employment agreements and all of them are subject to other plans or arrangements that provide certain severance benefits upon termination of employment under certain circumstances.

Employment Agreements

Mr. Casner. Mr. Casner is not party to an employment or other severance agreement; he is only entitled to termination-based payments provided pursuant to the terms of our equity plans, as described in further detail below.

General Ward. Under the Ward Agreement, General Ward is entitled to receive continued payments equal to 12 months base salary premiums in the event the Company terminates his employment without cause, or due to death or total disability or if General Ward terminates his employment for good reason. General Ward is entitled to receive for 12 months payment of COBRA health benefit premiums in the event the Company terminates his employment without cause or General Ward terminates his employment for good reason. Upon termination for death or total disability, by the Company without cause or by General Ward for good reason, General Ward is entitled to a bonus for the fiscal year in which the termination date occurs in an amount equal to the bonus he would have earned for the fiscal year if he remained an employee of the Company. In the event that the Ward Agreement is not renewed after the initial term or after a renewal period, then Mr. Adams will be generally entitled to a bonus for the fiscal year in which the termination date occurs, pro-rated for the period of employment in such fiscal year.

Pursuant to the Ward Agreement, General Ward is also entitled to immediate and full vesting of his equity awards if: (1) a change in control (as defined in the Company’s standard form of award agreement for stock options under the Company’s 2008 Stock Incentive Plan) occurs while General Ward is an employee of the Company, to the extent equity awards are not assumed by the acquiror or successor entity (as applicable) in connection with such change in control, or (2) equity awards are assumed by the acquiror or successor entity (as applicable) in connection with such change in control and General Ward’s employment or services with the Company is terminated by the Company without cause or by General Ward for good reason upon or within 12 months following the change in control.

General Ward has agreed that, for a period of one year following the termination of his employment, he will not engage in a business that competes against the business of the Company in any geographic area in which the Company engages in such business. He has also agreed that for a period of 24 months after the termination of his employment, he will not solicit or induce any employees of the Company to leave their employment with the Company. He is also subject to certain restrictive covenants relating to confidentiality and non-disparagement.

Mr. Roberts. As of the end of the fiscal year, Mr. Roberts was not party to an employment or other severance agreement; and was only entitled to termination-based payments provided pursuant to the terms of our equity plans, as described in further detail below. After the end of the fiscal year, on December 14, 2010, the Company entered into a Change in Control Severance Agreement with Mr. Roberts, pursuant to which Mr. Roberts is entitled to receive continued payments equal to 6 months of base salary in the event the Company terminates his employment without cause or within 12 months following a change in control (as defined in the agreement).

Mr. Adams. Under the Adams Agreement, Mr. Adams is entitled to the same benefits as General Ward, as described above.

Colonel Wright. Colonel Wright is not party to an employment or other severance agreement; he is only entitled to termination-based payments provided pursuant to the terms of our equity plans, as described in further detail below.

For purposes of the agreements above, the following definitions generally apply:

“Cause” is generally defined as: (1) material failure to perform duties under the agreement or to follow the Company’s policies and procedures applicable to executive officers of the Company, after notice and a reasonable opportunity to cure; (2) willful malfeasance by the executive officer in connection with performance of duties; (3) being convicted of, or pleading guilty to, or being indicted for a felony or other crime involving theft, fraud or moral turpitude; (4) fraud or embezzlement against the Company; (5) failure of the executive officer to obey in any material respect any proper direction from the Board of Directors or the Chief Executive Officer, as applicable; or (6) the material violation of any confidentiality, non-compete or other restrictive covenant.

“Good Reason” is generally defined as: (1) a material diminution of his authority, responsibilities, or position from those set forth in his employment agreement; (2) a reduction in his base salary or target bonus; (3) a required relocation of his principal place of business more than 50 miles from the applicable location specified in his agreement; or (4) a material breach by the Company of a material term of his employment agreement.

Stock Option Plan. Under our 2002 Stock Option Plan, as amended and restated December 6, 2006, and under the option award agreements for options granted in 2008 and 2009 under the 2008 Stock Incentive Plan, if the Company is not the surviving corporation in any merger, sale of assets or sale of stock, consolidation or corporate reorganization involving the Company, the vesting of all stock options will accelerate and become exercisable immediately prior to the transaction if the options are not assumed by the acquiring entity. Upon the closing of the change in control transaction, all outstanding options will terminate.

The table below quantifies the compensation that would become payable under existing plans and arrangements if each Named Executive Officer’s employment, other than Mr. Bambarger, had terminated on September 24, 2009. The table also shows the additional value that each Named Executive Officer, other than Mr. Bambarger, would have received if a change in control occurred on September 24, 2010 if all unvested options held by each executive officer were to vest upon a change in control using the closing price of our Common Stock on the last trading day of the fiscal year, which was $7.44. A description of the actual termination arrangements of Mr. Bambarger follows the table. Amounts shown in the table are estimates only, as the actual obligation can only be determined at the time of the Named Executive Officer’s separation from our Company. The amounts described below are in addition to benefits that are generally available to our employees such as distributions under our 401(k) plan, disability or life insurance benefits and accrued vacation.

Potential Payments Upon Termination or Change in Control

	Type of Termination
Name	Severance Amount ($) (1)	Accelerated Vesting of Stock Options ($) (2)	Health Benefit Continuation ($) (3)	Total ($)
Paul G. Casner
Change in Control	—	4,333	—	4,333
Termination following a Change in Control	—	—	—	—
Good Reason	—	—	—	—
Without Cause	—	—	—	—
For Cause	—	—	—	—
Death	—	—	—	—
Disability	—	—	—	—

H. Marshal Ward
Change in Control	—	39,000	—	39,000
Termination following a Change in Control	—	39,000	—	39,000
Good Reason	300,000	—	18,553	318,553
Without Cause	300,000	—	18,553	318,553
For Cause	—	—	—	—
Death	300,000	—	—	300,000
Disability	300,000	—	—	300,000

Christopher B. Roberts
Change in Control	—	0	—	0
Termination following a Change in Control	—	—	—	—
Good Reason	—	—	—	—
Without Cause	—	—	—	—
For Cause	—	—	—	—
Death	—	—	—	—
Disability	—	—	—	—

R. Miller Adams
Change in Control	—	0	—	0
Termination following a Change in Control	—	0	—	0
Good Reason	300,000	—	11,975	311,975
Without Cause	300,000	—	11,975	311,975
For Cause	—	—	—	—
Death	300,000	—	—	300,000
Disability	300,000	—	—	300,000

Robert F. Wright, Jr.
Change in Control	—	0	—	0
Termination following a Change in Control	—	—	—	—
Good Reason	—	—	—	—
Without Cause	—	—	—	—
For Cause	—	—	—	—
Death	—	—	—	—
Disability	—	—	—	—

(1)	Includes the one-time multiple of salary and bonus award, as applicable, as outlined in the narrative above. Because no bonuses were paid to the Named Executive Officers under the MIP for fiscal year 2010, no bonus amounts were included in the severance payment calculations for a termination as of September 24, 2010.

(2)	The estimated amount of benefit was calculated by multiplying the number of unvested options held by the applicable Named Executive Officer by the difference between the closing price of our Common Stock on the last trading day of the fiscal year, which was $7.44, and the exercise price of the option.
(3)	Includes the cost of premium payments for COBRA continuation coverage as outlined in the narrative above.

Named Executive Officers That Terminated Employment During Fiscal Year 2010

Mr. Bambarger. As noted above, Mr. Bambarger resigned as an employee of the Company effective August 1, 2010. Under the Bambarger Release Agreement, the Company agreed to pay severance consisting of: (1) continued payment of his base salary ($300,000) for a period of 12 months; (2) payment of any COBRA premiums due for Mr. Bambarger and his covered dependents under the Company’s group health insurance programs to the extent coverage is elected for a period of 12 months (or, if earlier, until COBRA coverage ends) ($15,429); and (3) immediate vesting of 100,000 stock options (the “Options”) granted to Mr. Bambarger on September 25, 2007 and May 8, 2009 (36,667 of which were already vested on the date of Mr. Bambarger’s termination) that can be exercised until September 25, 2013 and May 8, 2019, respectively (the options were not “in-the-money” as of his termination date).

Non-Employee Director Fiscal Year 2010 Compensation

Our non-employee directors receive a combination of equity and cash compensation for service on our Board of Directors. Mr. Casner, our Chief Executive Officer, was not compensated as a director. During fiscal year 2010, the annual retainer for non-employee directors, other than the Chairman, was $36,000, and the annual retainer for the Chairman was $48,000. Additionally, the members of the Compensation Committee and Audit Committee each are entitled to receive $6,000 per year for their services, except that Mr. Albertine receives $12,000 for his service on the Audit Committee. In addition, Mr. Albertine receives $12,000 for his service on the Nominating Committee. Further, the chairperson of the Strategic Growth Committee is entitled to receive $5,000 per year for his services. All Board of Directors and committee retainer fee amounts are paid in equal quarterly installments. As discussed elsewhere in this proxy statement, Brian R. Kahn and Melvin L. Keating were appointed to the Board of Directors on October 8, 2010 (after the 2010 fiscal year-end). Director compensation for Messrs. Kahn and Keating will be consistent with the other non-management directors, as described in this proxy statement.

In addition to regular fees, the Company also pays or reimburses directors for travel, lodging and related expenses incurred in connection with attending Board of Directors, committee and stockholder meetings and other Company business-related events.

In fiscal year 2010, options to purchase Common Stock and restricted stock under our 2008 Stock Incentive Plan were awarded to non-employee directors in the amounts reflected in the table below. During February 2010, the Compensation Committee determined to award shares of restricted stock, rather than stock options, to the Company’s non-employee directors in light of market practices and due to the retentive value of restricted stock.

Director Grants of Plan-Based Awards in Fiscal Year 2010

Name	Grant Date (1)	Annual Restricted Stock Grant: Number of Securities (#)	Initial Restricted Stock Grant: Number of Securities (#)	Option Grant: Number of Securities Underlying Options (#)		Exercise Price ($/Sh) (1)	Fair Value at Grant ($) (2)
John M. Albertine, Chairman	2/17/2010	8,333	—	—		—	76,247
James B. Armor, Jr.	2/17/2010	5,000	—	—		—	45,750
Bruce L. Lev	2/17/2010	6,666	—	—		—	60,994
William F. Leimkuhler	2/17/2010	6,666	—	—		—	60,994
R. Doss McComas	2/17/2010	5,000	—	—		—	45,750
Alan W. Baldwin	9/30/2009	—	—	15,000	(3)	6.90	53,640
	2/17/2010	5,000	—	—		—	45,750
Bonnie Wachtel (4)	2/17/2010	5,000	—	—		—	45,750
Thomas S. Moorman, Jr. (5)	5/20/2010	—	5,000	—		—	37,700

(1)	The exercise price is equal to the closing price of the Company’s Common Stock as quoted on NASDAQ on the grant date.
(2)	The amounts reported in this column represent the full grant date fair value of the awards calculated in accordance with financial accounting standards, using the Black-Scholes option-pricing model. For additional information about the assumptions used in these calculations, see Note 12 to the audited consolidated financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended September 24, 2010.
(3)	After the beginning of the fiscal year and in connection with his transition from employee to non-employee director, on September 30, 2009, Mr. Baldwin received a stock option grant for 15,000 shares of the Company’s Common Stock.
(4)	Ms. Wachtel was appointed as a director effective January 4, 2010.
(5)	General Moorman was appointed as a director effective April 28, 2010.

The following table sets forth the total cash and equity compensation paid to our non-employee directors for their service on the Board of Directors and committees of the Board of Directors during fiscal year 2010.

Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Option Awards ($) (1) (2)	Total ($)
John M. Albertine, Chairman	72,000	76,247	—	148,247
James B. Armor, Jr.	36,000	45,750	—	81,750
Bruce L. Lev	48,000	60,994	—	108,994
William F. Leimkuhler	48,000	60,994	—	108,994
R. Doss McComas	53,000	45,750	—	98,750
Alan W. Baldwin	36,000	45,750	53,640	135,390
Bonnie Wachtel (3)	31,500	45,750	—	77,250
Thomas S. Moorman, Jr. (4)	15,000	37,700	—	52,700

(1)	The amounts set forth in this column represent the grant date fair value of stock options and restricted stock granted during fiscal year 2010. For additional information about the assumptions used in these calculations, see Note 12 to the audited consolidated financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended September 24, 2010.
(2)

At September 24, 2010, our non-employee directors had the following outstanding stock option awards, some of which were not fully vested: John M. Albertine, 75,000 options; James B. Armor, Jr., 55,000 options; Bruce L. Lev, 15,000 options; William F. Leimkuhler, 100,000 options; R. Doss McComas,

105,000 options; and Alan W. Baldwin, 135,000 options. These outstanding option awards have been adjusted to account for our two-for-one stock split, which was effective August 25, 2008. At September 24, 2010, our non-employee directors had the following outstanding restricted stock awards, some of which were not fully vested: John M. Albertine, 8,333 shares of restricted stock; James B. Armor, Jr., 5,000 shares of restricted stock; Bruce L. Lev, 6,666 shares of restricted stock; William F. Leimkuhler, 6,666 shares of restricted stock; R. Doss McComas, 5,000 shares of restricted stock; Alan W. Baldwin, 5,000 shares of restricted stock; Bonnie Wachtel, 5,000 shares of restricted stock; and Thomas S. Moorman, Jr., 5,000 shares of restricted stock.

(3)	Ms. Wachtel was appointed as a director effective January 4, 2010.
(4)	General Moorman was appointed as a director effective April 28, 2010.

OTHER MATTERS

Certain Relationships and Related Transactions

Policy on Transactions and Arrangements with Related Persons. The Company has adopted a written policy for approval of transactions and arrangements between the Company and the Company’s current and recent former directors, director nominees, current and recent former executive officers, greater than five percent stockholders and their immediate family members where the amount involved exceeds $100,000 (each, a “Related Person”).

The policy provides that the Audit Committee reviews certain transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Audit Committee takes into account, among other things, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third party under similar circumstances and the materiality of the Related Person’s interest in the transaction.

The Audit Committee has considered and adopted standing pre-approvals under the policy for certain limited transactions with Related Persons that meet specific criteria. Information on transactions subject to pre-approval is provided to the Audit Committee at its next regularly scheduled meeting. Pre-approved transactions are limited to:

•

employment by the Company of an executive officer of the Company if (a) the related compensation is required to be reported in the Company’s proxy statement under the SEC’s compensation disclosure requirements or (b) the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would be reported in the Company’s proxy statement under the SEC’s compensation disclosure requirements if the executive officer was a “named executive officer,” and the Compensation Committee approved (or recommended that the Board approve) such compensation;

•	compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement under the SEC’s compensation disclosure requirements;

•

certain transactions with other companies, charitable organizations, foundations or universities at which the Related Person’s only relationship is as an employee (other than an executive officer), director and/or, in the case of a company, beneficial owner of less than 10% of an equity interest in the company, if the aggregate amount involved does not exceed the greater of $200,000 or 5% of that company’s or charitable organization’s total annual revenues;

•

certain transactions where the Related Person’s interest arises solely from the ownership of the Company’s Common Stock and holders of the Company’s Common Stock received the same benefit on a pro rata basis;

•	transactions involving a Related Person where the rates or charges involved are determined by competitive bids; and

•	transactions with a Related Person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

Stockholder Proposals and Director Nominations at Annual Meetings

The Bylaws provide that, to be properly brought before an annual meeting, business must be (1) specified in the notice of the annual meeting (or any supplement thereto) given by the Company pursuant to the Bylaws, (2) brought before the annual meeting by or under the direction of the Board of Directors (or the Chairman of the Board, the Chief Executive Officer or the President), or (3) properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. The Bylaws provide that nominations of persons for election to the Board of Directors of the Company may be made at the annual meeting, by or under the direction of the Board of Directors, or by any nominating committee or person appointed by the Board of Directors, or by any stockholder of the Company entitled to vote for the election of directors at the annual meeting who complies with the notice procedures set forth below. Such nominations, other than those made by or under the direction of the Board of Directors or by any nominating committee or person appointed by the Board of Directors, can only be made pursuant to timely notice in writing to the Secretary of the Company.

In each case, to be timely, such stockholder’s notice must be delivered to or mailed to and received by the Secretary of the Company at the principal executive offices of the Company, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of the annual meeting. If, during the prior year the Company did not hold an annual meeting, or if the date of the annual meeting has changed more than 30 days from the first anniversary of the prior year’s annual meeting (other than as a result of adjournment), then, to be timely, such stockholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company not earlier than the close of business on the 120th day prior to the date of the annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which public announcement (as described in the Bylaws) of the date of the annual meeting is first made. Accordingly, if our 2012 annual meeting is held on the same date as this year’s Annual Meeting, notice of a nomination or proposal for our 2012 annual meeting must be delivered to us no later than November 18, 2011 and no earlier than October 19, 2011.

Such stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of the Company’s Common Stock that are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations under the Exchange Act; (ii) as to each matter the stockholder proposes to bring before the annual meeting, (a) a brief description of the business desired to be brought before the annual meeting, (b) the reasons for conducting such business at the annual meeting, and (c) any material interest of the stockholder in such business; and (iii) as to the stockholder giving the notice, (a) the name and address of the stockholder, and (b) the class and number of shares of the Company’s Common Stock that are beneficially owned by the stockholder. The Company may require any proposed nominee or stockholder to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company or the eligibility of the stockholder to bring business before the annual meeting.

If a stockholder intends to present a stockholder proposal at the 2012 annual meeting in a manner other than by the inclusion of the proposal in the Company’s proxy statement and proxy relating to that meeting, unless the stockholder has timely notified the Company of such intention pursuant to the notice requirements set forth above, the proxies named by the Company may exercise their discretionary voting authority on the matter in accordance with their best judgment.

Stockholder Proposals for Inclusion in 2012 Proxy Materials

Pursuant to applicable rules under the Exchange Act, some stockholder proposals may be eligible for inclusion in the Company’s 2012 proxy statement and proxy card. Any such stockholder proposals must be received by the Secretary of the Company no later than the close of business on September 14, 2011. Any such stockholder proposals should be addressed to R. Miller Adams, Corporate Secretary, and delivered to the Company’s principal executive offices.

Householding

The broker, bank or other nominee for any stockholder who is a beneficial owner, but not the record holder, of the Company’s shares may deliver only one copy of the Company’s proxy statement and annual report to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a request to R. Miller Adams, Corporate Secretary, Integral Systems, Inc., 6721 Columbia Gateway Drive, Columbia, Maryland 21046 or by calling 443-539-5008. You may also obtain a copy of the proxy statement and annual report from the Company’s website (http://isys.client.shareholder.com/financials.cfm). Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Availability of Annual Report on Form 10-K

The Company’s Annual Report to stockholders on Form 10-K for the fiscal year ended September 24, 2010 is included with these proxy solicitation materials. A copy of the Company’s Annual Report, including the financial statements and the financial statement schedules included therein, is also available without charge by visiting the Company’s website (http://isys.client.shareholder.com/financials.cfm) or upon written request to the Company at 6721 Columbia Gateway Drive, Columbia, Maryland 21046, Attn.: R. Miller Adams, Corporate Secretary.

BY ORDER OF THE BOARD OF DIRECTORS

R. Miller Adams
General Counsel, Executive Vice President for Corporate Affairs and Corporate Secretary

January 12, 2011

Columbia, Maryland

☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	INTEGRAL SYSTEMS, INC.

2011 ANNUAL MEETING OF STOCKHOLDERS

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF INTEGRAL SYSTEMS, INC.

The undersigned acknowledge(s) receipt of a Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and the Annual Report for the fiscal year ended September 24, 2010. The undersigned, revoking all prior proxies, further hereby appoint(s) R. Miller Adams and Tory Harris, and each of them, with full power to act without the other and with full power of substitution in each, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Integral Systems, Inc. Common Stock held in the name of the undersigned, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held February 16, 2011 and at any adjournment(s) or postponement(s) thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

	For All	Withhold from All	For All Except
Proposal 1 - To elect as directors the following nominees:	☐	☐	☐

Brian R. Kahn	Melvin L. Keating
Thomas S. Moorman, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

The Board of Directors Recommends a Vote “FOR” the Election of Each of the Nominees Listed Above.

	For	Against	Abstain
Proposal 2 - Non-binding vote to approve the compensation of the Company’s named executive officers.	☐	☐	☐

The Board of Directors Recommends a Vote “FOR” the Proposal Listed Above.

	One Year	Two Years	Three Years	Abstain
Proposal 3 - Non-binding vote on the frequency of future non-binding stockholder votes to approve the compensation of the Company’s named executive officers.	☐	☐	☐	☐

The Board of Directors Recommends a Vote of “One Year” on the Proposal Listed Above.

	For	Against	Abstain
Proposal 4 - Non-binding vote to ratify the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.	☐	☐	☐

The Board of Directors Recommends a Vote “FOR” the Proposal Listed Above.

Please be sure to date and sign this proxy card in the box below.	Date

Owner Sign above ☒	Co-holder (if any) Sign above

If stock is jointly held, each joint owner should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title.

¿  Detach above card, sign, date and mail in postage-paid envelope provided.  ¿

INTEGRAL SYSTEMS, INC.

6721 COLUMBIA GATEWAY DRIVE

COLUMBIA, MARYLAND 21046

PLEASE ACT PROMPTLY

PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED HEREIN. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED BUT NO VOTING INSTRUCTIONS ARE GIVEN HEREIN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” EACH OF THE THREE NOMINEES SET FORTH IN PROPOSAL NO. 1, “FOR” THE PROPOSAL SET FORTH IN PROPOSAL NO. 2, FOR “ONE YEAR” IN PROPOSAL NO. 3, “FOR” THE PROPOSAL SET FORTH IN PROPOSAL NO. 4, AND WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED AT THE ANNUAL MEETING.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.